UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Pier 1 Imports, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102

May 15, 2008

Dear Shareholder:

The board of directors and management cordially invite you to attend Pier 1 Imports’ annual meeting of shareholders to be held at 10:00 a.m., local time, on Friday, June 20, 2008, at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Room C, 100 Pier 1 Place, Fort Worth, Texas 76102. The formal notice of the annual meeting of shareholders and proxy statement are attached. Please read them carefully. We are pleased to offer a live webcast of the annual meeting at www.pier1.com by linking through the “Investor Relations” page and then the “Events” page.

It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, please complete the proxy card located in the envelope’s address window by indicating your vote on the issues presented and sign, date and return the proxy card in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. See the response to the question “How do I vote?” below for a more detailed description of voting procedures and the response to the question “Do I need an admission ticket to attend the annual meeting?” below for our procedures for admission to the meeting.

Sincerely,

Alexander W. Smith	Tom M. Thomas
President and Chief Executive Officer	Chairman of the Board

PIER 1 IMPORTS, INC. 100 Pier 1 Place Fort Worth, Texas 76102
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 20, 2008
PIER 1 IMPORTS, INC. 100 Pier 1 Place Fort Worth, Texas 76102
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 20, 2008
Questions and Answers Regarding the Annual Meeting
MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATED PERSON TRANSACTIONS
ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
OTHER BUSINESS
YOUR VOTE IS IMPORTANT
APPENDIX A

PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 20, 2008

Pier 1 Imports’ annual meeting of shareholders will be held on Friday, June 20, 2008, at 10:00 a.m., local time, at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Room C, 100 Pier 1 Place, Fort Worth, Texas 76102 for the following purposes:

(1)	to elect as directors the eight nominees named in the attached proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	to vote on a proposal to approve a restatement and amendment of the Pier 1 Imports, Inc. Stock Purchase Plan;

(3)	to vote on a proposal to ratify the Audit Committee’s approval to engage Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2009;

(4)	to vote on a shareholder proposal, if properly submitted at the meeting; and

(5)	to transact any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on April 21, 2008 (which is the record date for the annual meeting of shareholders) will be entitled to vote at the annual meeting.

Pier 1 Imports will begin sending this combined proxy statement and annual report and the enclosed proxy card, to all shareholders entitled to vote, on or about May 15, 2008.

By order of the board of directors,

Michael A. Carter
Senior Vice President and General Counsel,
Corporate Secretary

May 15, 2008
Fort Worth, Texas

PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL,
TELEPHONE OR INTERNET WHETHER OR NOT YOU INTEND
TO BE PRESENT AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 20, 2008:
The Notice of Annual Meeting, Proxy Statement, and 2008 Annual Report
are available on our web site at http://www.pier1.com/annualreport.

PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 20, 2008

Questions and Answers Regarding the Annual Meeting

Why did I receive these proxy materials?

These proxy materials are being mailed, to all shareholders entitled to vote, beginning on or about May 15, 2008. We are providing them to you in connection with the solicitation by the board of directors of Pier 1 Imports, Inc., a Delaware corporation, of proxies to be voted at our 2008 annual meeting of shareholders and at any adjournment or postponement of the meeting.

You are receiving these proxy materials because you own shares of Pier 1 Imports’ common stock that entitle you to vote at the meeting. Financial and other information concerning Pier 1 Imports is contained in our Annual Report for the fiscal year ended March 1, 2008. By use of a proxy, you can vote on the matters to be decided at the meeting without actually attending the meeting in person.

You are invited to attend our annual meeting of shareholders on June 20, 2008, beginning at 10:00 a.m., local time. The annual meeting will be held at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Room C, 100 Pier 1 Place, Fort Worth, Texas 76102. Shareholders will be admitted to the annual meeting shortly before it begins at 10:00 a.m., local time. Seating will be limited. You will need an admission ticket or proof of ownership to enter the annual meeting. See the response to the question “Do I need an admission ticket to attend the annual meeting?” below. Directions to Pier 1 Imports’ corporate headquarters are located on the last page of this proxy statement.

Pier 1 Imports’ corporate headquarters is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. To request either of these accommodations, please contact our Investor Relations Department on or before June 9, 2008. You may make your request by mail to Pier 1 Imports, Inc., Attn.: Investor Relations Department, 100 Pier 1 Place, Fort Worth, Texas 76102 or by telephone at (817) 252-7835 or toll-free at (888) 807-4371.

Pursuant to new rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2008 Annual Report are available on our web site at http://www.pier1.com/annualreport. Additionally, and in accordance with new SEC rules, you may access our proxy statement and 2008 Annual Report at http://bnymellon.mobular.net/bnymellon/pir, which does not have “cookies” that identify visitors to the site.

What will the shareholders vote on at the annual meeting?

The shareholders will be asked to vote on the following items:

•	the election as directors of the eight nominees named in this proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

•	a proposal to approve a restatement and amendment of the Pier 1 Imports, Inc. Stock Purchase Plan;

•	a proposal to ratify the Audit Committee’s approval to engage Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2009;

•	a shareholder proposal, if properly submitted at the meeting; and

•	any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Who is entitled to vote at the annual meeting?

Holders of Pier 1 Imports’ common stock at the close of business on April 21, 2008, are entitled to receive this notice and to vote their shares at the annual meeting. As of that date, there were 89,036,575 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the “shareholder of record.” The notice of annual meeting, proxy statement, proxy card and accompanying documents have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The notice of annual meeting, proxy statement, proxy card and accompanying documents have been forwarded to you by your broker, bank or other shareholder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other shareholder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•	By mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors.

If you are a shareholder of record, and the prepaid envelope is missing, please mail your completed proxy card to BNY Mellon Shareowner Services, Proxy Processing, P.O. Box 3510, S. Hackensack, New Jersey 07606-9210.

•	By telephone or on the Internet

The telephone and Internet voting procedures established by us for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S. and Canada please use the mail or Internet voting methods.

The web site for Internet voting is http://www.proxyvoting.com/pir. Please have your proxy card in hand when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on June 19, 2008.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other shareholder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•	In person at the annual meeting

All shareholders may vote in person at the annual meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other shareholder of record and present it to the inspector of election with your ballot to be able to vote at the annual meeting.

Your vote is important. Your timely response can save us the expense of attempting to contact you again.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to our corporate secretary at 100 Pier 1 Place, Fort Worth, Texas 76102;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other shareholder of record. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the annual meeting.

What shares are included on the proxy card?

If you are a shareholder of record you will receive only one proxy card for all the shares you hold:

•	in certificate form

•	in book-entry form

•	in book-entry form purchased through the Pier 1 Imports, Inc. Direct Stock Purchase and Dividend Reinvestment Plan;

and if you are a Pier 1 Imports employee:

•	in the Pier 1 Imports, Inc. Stock Purchase Plan

•	in book-entry form granted under the Pier 1 Imports, Inc. Management Restricted Stock Plan and the Pier 1 Imports, Inc. 2006 Stock Incentive Plan as a restricted stock award.

If you are a Pier 1 Imports employee who participates in the Pier 1 Imports, Inc. Stock Purchase Plan and you do not vote or specify your voting instructions on your proxy card, the administrator of the Pier 1 Imports, Inc. Stock Purchase Plan will vote the shares allocated to you through the Pier 1 Imports, Inc. Stock Purchase Plan in the same proportion as the shares held in the Pier 1 Imports, Inc. Stock Purchase Plan for which voting instructions have been received are voted.

If you are a beneficial owner, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other shareholder of record.

What will happen if I sign and return my proxy card with no voting instructions?

If you sign and return your proxy card with no voting instructions with respect to a matter to be voted on, your shares will be voted in accordance with the recommendation of the board of directors contained in this proxy statement.

Who will count the vote?

Representatives of our transfer agent, Mellon Investor Services LLC, will tabulate the votes and act as inspector of election.

Is there a list of shareholders entitled to vote at the annual meeting?

The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:00 a.m. and 5:00 p.m., local time, at our corporate headquarters at 100 Pier 1 Place, Fort Worth, Texas 76102, by contacting our corporate secretary.

What constitutes a quorum?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum.

How are abstentions and “broker non-votes” counted in determining the presence of a quorum?

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. An abstention, if allowed for a proposal, will not be counted as voting “FOR” a matter, and, therefore, will have the same effect as a vote “AGAINST” the matter. Broker non-votes will not be counted as a vote either “FOR” or “AGAINST” the matter.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Discretionary
	Vote	Voting
Proposal	Required	Allowed?

Election of Directors	Majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote for the election of directors	Yes
Stock Purchase Plan Restatement and Amendment	Majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal	No
Ratification of Ernst & Young LLP	Majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal	Yes
Shareholder Proposal	If properly presented at the meeting, a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal	No

If you are a beneficial owner, your bank, broker or other shareholder of record is permitted to vote your shares on the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm, even if the shareholder of record does not receive voting instructions from you. The shareholder of record may not vote on approval of the Stock Purchase Plan restatement and amendment, or on the shareholder proposal, absent instructions from you. Without your voting instructions, a broker non-vote will occur on these items.

Could other matters be decided at the annual meeting?

At the date this proxy statement went to press, we did not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement.

If you have returned your signed and completed proxy card and other matters are properly presented at the annual meeting for consideration, the proxies appointed by the board of directors (the persons named in your proxy card if you are a shareholder of record) will have the discretion to vote on those matters for you.

Can I access the notice of annual meeting, proxy statement, and accompanying documents on the Internet?

The notice of annual meeting, proxy statement, and accompanying documents are available on our web site at http://www.pier1.com/annualreport, or at http://bnymellon.mobular.net/bnymellon/pir, which does not have “cookies” that identify visitors to the site.

Instead of receiving future copies of our proxy statement and annual report materials by mail, share-holders can elect to receive an e-mail that will provide electronic links to these materials. Opting to receive or access your proxy materials online will save us the cost of reproducing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Shareholders of Record:  You may enroll in MLinkSM offered by Pier 1 Imports’ transfer agent, Mellon Investor Services LLC, for online access to our future proxy statement and annual report materials by going to http://bnymellon.com/shareowner/isd and logging into, or activating, your Investor ServiceDirect® account where step-by-step instructions will prompt you through the enrollment process.

Beneficial Owners:  If you hold your shares in a brokerage account, you also may have the opportunity to receive or access copies of these materials electronically. Please check the information provided in the proxy materials mailed to you by your bank or other shareholder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

We have hired Mellon Investor Services LLC to assist us in soliciting proxies. We will pay all costs associated with the solicitation, including Mellon’s fees, which it expects to be approximately $9,500, and all mailing and delivery expenses. In addition to solicitations by mail, our officers and employees may solicit proxies on behalf of Pier 1 Imports personally and by telephone or other means, for which they will receive no compensation beyond their normal compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket and clerical expenses.

Do I need an admission ticket to attend the annual meeting?

You will need an admission ticket or proof of ownership to enter the annual meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record. If you plan to attend the annual meeting, please vote your proxy but keep the admission ticket and bring it with you to the annual meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the annual meeting, you must present proof of your ownership of Pier 1 Imports’ common stock, such as a bank or brokerage account statement, to be admitted to the annual meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Pier 1 Imports’ common stock, to:

Pier 1 Imports, Inc.
Attn.: Investor Relations Department
100 Pier 1 Place
Fort Worth, Texas 76102

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

If you have any further questions about attending the meeting, please call our Investor Relations Department at (817) 252-7835 or toll-free at (888) 807-4371.

Will the annual meeting be webcast?

Our annual meeting also will be webcast live on the date and time of the meeting. You are invited to visit www.pier1.com by linking through the “Investor Relations” page and then “Events” page at 10:00 a.m., local time, on June 20, 2008, to access the webcast of the annual meeting. An archived copy of the webcast also will be available on our web site for a period of 90 days.

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE,
DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance

The board of directors believes that good corporate governance is a prerequisite to achieving business success. Pier 1 Imports’ board of directors has adopted formal written corporate governance guidelines, policies and procedures designed to strengthen Pier 1 Imports’ corporate governance. Among other things, the guidelines contain standards for determining whether a director is independent, a code of business conduct and ethics applicable to all of Pier 1 Imports’ directors, officers and employees, and charters for each of the board of directors’ committees. The nominating and corporate governance committee is responsible for overseeing and reviewing the guidelines at least annually, and recommending any proposed changes to the full board for its approval. The Pier 1 Imports, Inc. Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the audit, compensation, and nominating and corporate governance committees are available on Pier 1 Imports’ web site at www.pier1.com under the heading Investor Relations — Corporate Governance and are available in print free of charge to any shareholder who requests a copy by contacting our Investor Relations Department in writing at Pier 1 Imports, Inc., Attn.: Investor Relations Department, 100 Pier 1 Place, Fort Worth, Texas 76102, or by telephone at (817) 252-7835 or toll-free at (888) 807-4371.

Director Independence

It is Pier 1 Imports’ policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee, and nominating and corporate governance committee must be independent. To be considered independent, a director must satisfy both the subjective and objective independence requirements established by the New York Stock Exchange (“NYSE”). In assessing independence under the subjective test, the board of directors takes into account the standards in the objective tests, and reviews and discusses additional information provided by the directors and Pier 1 Imports with regard to each director’s business and personal activities as they may relate to Pier 1 Imports and Pier 1 Imports’ management. Based on the foregoing, as required by NYSE rules, the board of directors makes a subjective determination as to each independent director that no relationship exists with Pier 1 Imports which, in the opinion of the board of directors, is material. The board of directors has not established categorical standards or guidelines to make these subjective determinations. The board of directors will consider and apply all relevant facts and circumstances relating to a director in determining whether that director is independent.

Based on the NYSE independence requirements, the board of directors has determined that seven of the eight members of the board of directors are independent. They are directors Mrs. Katz, Ms. Smith and Messrs. Thomas, Burgoyne, Ferrari, Holland and London. Pier 1 Imports’ president and chief executive officer, Alexander W. Smith, is the eighth member of the board of directors. Independence for the non-employee directors was considered under both the subjective and objective requirements of the NYSE. In other words, none of the non-employee directors was disqualified from independent status under the objective standard, and under the subjective standard each non-employee director was determined not to have a material relationship with Pier 1 Imports.

Meetings of Independent Directors without Management Present

The independent directors of Pier 1 Imports met without management present three times during the last fiscal year. The chairman of the board of directors presides over these meetings.

Procedures for Communicating with Directors

The board of directors has established a process by which shareholders and other interested parties can send communications to board members. Shareholders and other interested parties can send written communications to one or more members of Pier 1 Imports’ board of directors, addressed to:

[Name of Board Member], Board of Directors
Pier 1 Imports, Inc.
c/o Corporate Secretary
100 Pier 1 Place
Fort Worth, Texas 76102

In addition, shareholders and other interested parties may communicate with the chairman of the audit committee, compensation committee, executive committee, or nominating and corporate governance committee by sending an email to auditchair@pier1.com, compchair@pier1.com, executivechair@pier1.com, or corpgovchair@pier1.com, respectively, as well as the independent directors as a group by sending an email to independentdirectors@pier1.com.

Communications are distributed to the board of directors or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. Communications that are not related to the duties and responsibilities of the board of directors or committee will not be distributed, including spam, junkmail and mass mailings, product complaints, product inquiries, new product suggestions, résumés and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, Pier 1 Imports will not distribute unsuitable material to its directors, including material that is unduly hostile, threatening or illegal.

Director Nomination Process

Board Member Qualification Criteria

The board of directors has adopted Board Member Qualification Criteria which set forth the attributes and qualifications considered by the nominating and corporate governance committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

•	management and leadership experience;

•	relevant knowledge and diversity of background and experience; and

•	personal and professional ethics, integrity and professionalism.

The committee also believes that the board of directors should be composed of individuals who have achieved a high level of distinction in business, accounting, finance, law, education or public service and who possess one or more of the following specific qualities or skills:

•	financial expertise;

•	general knowledge of the retail industry;

•	information technology experience;

•	international business experience; and

•	chief executive officer, chief financial officer or other senior management experience.

Internal Process for Identifying Candidates

Members of the nominating and corporate governance committee or other Pier 1 Imports directors or executive officers may, from time to time, identify potential candidates for nomination to Pier 1 Imports’ board of directors. The committee typically considers candidates for nomination to Pier 1 Imports’ board of directors in early March of each year. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of

Pier 1 Imports’ Corporate Governance Guidelines, the Board Member Qualification Criteria and the projected needs of the board of directors at the time. The committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

Shareholder Recommendations for Directors

The nominating and corporate governance committee will consider candidates recommended by shareholders for election to Pier 1 Imports’ board of directors. A shareholder who wishes to recommend a candidate for evaluation by the committee for inclusion as a nominee for director at the 2009 annual meeting of shareholders should forward by certified or express mail the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Nominating and Corporate Governance Committee, in care of the corporate secretary, Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102. To be properly considered by the committee, Pier 1 Imports’ corporate secretary must receive the recommendation and all required information no later than 5:00 p.m., local time, on January 15, 2009.

In order for a candidate recommended by a shareholder to be considered by the committee for inclusion as a nominee for director at the 2009 annual meeting of shareholders, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as a Pier 1 Imports director. The committee will also consider the independence of the candidate and evaluate the candidate in light of Pier 1 Imports’ Corporate Governance Guidelines described above. The corporate secretary will send properly submitted shareholder recommendations to the chairman of the committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations at Annual Meeting

Pier 1 Imports’ by-laws also permit a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the by-laws. To comply with the advance notice provision of our by-laws, a shareholder who wishes to nominate a director for election at the 2009 annual meeting of shareholders must provide Pier 1 Imports written notice no earlier than March 22, 2009 and no later than April 21, 2009. You may contact Pier 1 Imports’ corporate secretary to obtain the specific information that must be provided with the advance notice.

No shareholder nominated an individual for election to the board of directors at Pier 1 Imports’ 2008 annual meeting of shareholders.

Committees of the Board of Directors

There are four standing committees of the board of directors. They are the audit committee, the compensation committee, the executive committee, and the nominating and corporate governance committee. A brief description of each committee’s functions follows:

Audit Committee.  The audit committee provides assistance to the board of directors in overseeing Pier 1 Imports’ accounting, auditing, financial reporting and systems of internal controls. As part of its duties, the audit committee is directly responsible for the appointment, compensation, retention and oversight of Pier 1 Imports’ independent registered public accounting firm. The audit committee also reviews Pier 1 Imports’ quarterly and year-end financial statements. The board of directors has determined that each member of the audit committee is independent and is an audit committee financial expert, as defined by the SEC, and therefore has accounting or related financial management expertise and is financially literate within the meaning of NYSE listing standards.

Compensation Committee.  The compensation committee oversees Pier 1 Imports’ administration of base pay, short-term and long-term incentive compensation plans (including equity-based plans), perquisites, and retirement plans for Pier 1 Imports’ executive officers. The committee has the authority to review and approve corporate goals and objectives relevant to executive officer compensation programs, evaluate the performance of executive officers in light of those goals and objectives, evaluate overall company performance and relative shareholder return, and make recommendations to the board of directors on the establishment and amendment of compensation programs for executive officers.

The compensation committee may, at any time, form and delegate authority to subcommittees of the compensation committee with responsibility for establishing corporate goals and objectives relevant to executive officer compensation programs and the design and administration of all elements of Pier 1 Imports’ compensation program. The committee may retain and/or terminate outside compensation consulting firms to assist in the evaluation of executive officer compensation. The committee also may recommend to the board of directors, at least every other year, compensation for service to Pier 1 Imports as a member of the board of directors. The committee has the authority to obtain advice and assistance from internal or external legal, accounting, and other advisors.

The compensation committee and board of directors believe that attracting, retaining and motivating Pier 1 Imports’ employees, and particularly Pier 1 Imports’ executive management, are essential to Pier 1 Imports’ performance and enhancing shareholder value. The committee will continue to administer and develop Pier 1 Imports’ compensation programs in a manner designed to achieve these objectives. The committee also believes that the total compensation opportunity provided for the executive officers must be consistent with compensation of comparable peer group companies and in the Dallas/Fort Worth labor market.

Base pay, short-term incentive and long-term incentive compensation recommendations for the named executive officers are presented to the compensation committee at their meeting in March of each year. The presentation includes recommendations of Pier 1 Imports’ chief executive officer, human resources compensation group, or both, on those elements of compensation, plus recommended plan design changes, if any, and a summary of all awards to all eligible levels of management. That presentation may also, from time to time, include survey data from a peer group of retail companies for the compensation committee’s consideration. That data may include studies and recommendations from outside consultants. Generally, the compensation committee and board of directors consider approval of the fiscal year compensation in March (the first month of the fiscal year) of each year with a targeted effective date in April. Implementation of any equity grant portion of the compensation for the year occurs after board of directors and compensation committee approval. Pier 1 Imports’ management, from time to time, retains outside consultants for assistance and guidance in the formulation of new compensation programs and the modification of existing compensation programs. In fiscal 2008, Pier 1 Imports retained Hewitt Associates LLC to provide management with market data for base pay and short-term and long-term incentive comparisons from a peer group of retail companies. Market data utilized for compensation decisions was adjusted by Hewitt to account for size differences among the comparable companies through the use of regression analysis. Hewitt research, surveys and recommendations were included in matters presented to the compensation committee through August 2007.

In August 2007, the compensation committee began the process of selecting a new executive compensation consultant. The committee interviewed three consulting firms and selected Towers, Perrin, Forster & Crosby, Inc. In its role as committee consultant, Towers Perrin reports directly to and is accountable to the committee, which has the authority to hire, retain, and dismiss its advisor. Towers Perrin recommended a new peer group of companies for benchmarking executive compensation and pay to non-employee directors. The new peer group represents a select group of specialty retailers, all of which are publicly traded. The change in peer groups recommended by Towers Perrin was accepted by the committee because it was believed that the previous peer group included several large retailers whose operations were not a relevant match to Pier 1 Imports’ scope of operations. Going forward Towers Perrin will provide consulting on matters similar to what has been provided to the committee in prior years.

Executive Committee.  The executive committee directs and manages Pier 1 Imports’ business and affairs in the intervals between board of directors meetings. In doing so, the committee has all of the powers and authority of the full board in the management of Pier 1 Imports’ business, except for powers or authority that may not be delegated to the committee as a matter of law or that are delegated by the board of directors to another committee.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is responsible for considering and making recommendations to the board of directors regarding nominees for election to the board of directors and the membership of the various board of directors committees. The committee is also responsible for overseeing the Pier 1 Imports, Inc. Corporate Governance Guidelines described earlier in this proxy statement plus other corporate governance matters.

Directors Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

In fiscal 2008, each director attended at least 75% of the total number of board of directors meetings and meetings of the board of directors committee or committees on which he or she served and which were held during the time of his or her service as a director and/or committee member. Although Pier 1 Imports has no formal policy on the matter, all directors are encouraged to attend Pier 1 Imports’ annual meeting of shareholders. Last year, all then serving directors (other than Mr. Hoak who was not standing for re-election) and the nominees for election, Mr. Holland and Ms. Smith, attended Pier 1 Imports’ annual meeting of shareholders. Committee memberships, the number of meetings of the full board and each committee, and each director’s dates of service for fiscal 2008 are shown in the table below.

Nominating and
Corporate
	Board of	Audit	Compensation	Executive	Governance
Name	Directors	Committee	Committee	Committee	Committee

John H. Burgoyne
03/04/2007 to 03/01/2008	Member
03/04/2007 to 06/28/2007			Member
06/28/2007 to 03/01/2008			Chairman
Michael R. Ferrari
03/04/2007 to 03/01/2008	Member	Member			Chairman
James M. Hoak, Jr.(1)
03/04/2007 to 06/28/2007	Member		Chairman	Member	Member
Robert B. Holland, III
06/28/2007 to 03/01/2008	Member		Member
Karen W. Katz
03/04/2007 to 03/01/2008	Member
03/04/2007 to 06/28/2007		Member
06/28/2007 to 03/01/2008			Member	Member
Terry E. London
03/04/2007 to 03/01/2008	Member	Chairman
Alexander W. Smith
03/04/2007 to 03/01/2008	Member			Member
Cece Smith
06/28/2007 to 03/01/2008	Member	Member			Member
Tom M. Thomas
03/04/2007 to 03/01/2008	Chairman			Chairman	Member
Number of Meetings in Fiscal 2008	5	11	6	0	3

(1)	Mr. Hoak announced to Pier 1 Imports’ nominating and corporate governance committee on March 21, 2007 his intention not to stand for re-election to the board of directors at the 2007 annual meeting of shareholders. He cited his reasons as pursuit of other business and personal matters and not because of any disagreement on any matter relating to Pier 1 Imports’ operations, policies or practices.

Non-Employee Director Compensation for the Fiscal Year Ended March 1, 2008

Fees Paid to Directors

Directors who are Pier 1 Imports employees do not receive any compensation for their board activities. Each director who is not a Pier 1 Imports employee receives an annual cash retainer of $150,000. In addition, the audit committee chairman and compensation committee chairman each receive an additional annual cash retainer of $25,000; the nominating and corporate governance committee chairman receives an additional annual cash retainer of $10,000; and the non-executive chairman of the board of directors receives an additional annual cash retainer of $75,000. During fiscal 2008, the annual retainers were paid monthly in arrears. Non-employee directors do not receive stock option or restricted stock grants or meeting fees.

All of Pier 1 Imports’ non-employee directors participate in Pier 1 Imports’ Director Deferred Stock Unit Program as set forth in the Pier 1 Imports, Inc. 2006 Stock Incentive Plan and the Pier 1 Imports, Inc. 1999 Stock Plan. During fiscal 2008, the program provided a mandatory deferral of 50% for a portion of the year and an optional deferral of up to 100% for a portion of the year of the annual retainer fees. Deferred director annual retainer fees (but not committee chair or chairman annual retainers) are matched 25% by Pier 1 Imports and the total deferred fees and matching contributions are converted into an equivalent value of deferred stock units (“DSU’s”). Deferred fees plus matching contributions are converted to DSU’s based on the closing price of Pier 1 Imports’ common stock on the first business day following the month in which the fees are earned. The DSU’s are credited to an account maintained by Pier 1 Imports for each non-employee director. Each DSU is the economic equivalent of one share of Pier 1 Imports’ common stock. Each DSU is eligible to receive dividends payable on Pier 1 Imports’ common stock in additional DSU’s equal to the dividend per share of common stock divided by the closing price of Pier 1 Imports’ common stock on the dividend payable date. Pier 1 Imports discontinued its quarterly cash dividend on October 2, 2006. The DSU’s are settled in shares of Pier 1 Imports’ common stock within thirty (30) days after the person ceases to be a member of the board of directors.

Fiscal 2008 Non-Employee Director Compensation Table

The following table sets forth a summary of the compensation with respect to the fiscal year ended March 1, 2008 for services rendered in all capacities to Pier 1 Imports by its non-employee directors:

					Change in
					Pension
					Value and
	Fees				Non-Qualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash(1)	Awards(2)	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

John H. Burgoyne	$166,150	$20,222	$0	$0	$0	$0	$186,372
Michael R. Ferrari	$159,212	$18,660	$0	$0	$0	$0	$177,872
James M. Hoak, Jr.	$56,390	$12,071	$0	$0	$0	$0	$68,461
Robert B. Holland, III	$101,233	$25,308	$0	$0	$0	$0	$126,541
Karen W. Katz	$149,278	$37,320	$0	$0	$0	$0	$186,598
Terry E. London	$175,257	$18,920	$0	$0	$0	$0	$194,177
Cece Smith	$101,233	$25,308	$0	$0	$0	$0	$126,541
Tom M. Thomas	$223,236	$36,799	$0	$0	$0	$0	$260,035

(1)	This column represents the amount of cash compensation earned in fiscal 2008 for board and committee service. As described in footnote 2 below, either 50%, 75% or 100% of this cash compensation was deferred.

(2)	This column represents the dollar value of Pier 1 Imports’ 25% match on director annual retainer fees (but not committee chair or chairman annual retainers) deferred by each director. This amount was converted to DSU’s as shown in the table below. The dollar amount recognized for fiscal 2008 financial statement reporting purposes was the grant date fair value of such DSU’s granted in fiscal 2008 in accordance with SFAS No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”). The number of DSU’s is calculated using the closing price of Pier 1 Imports’ common stock on the first business day following the month the fees were earned, which price approximates the fair value of the units.

The following table shows fiscal 2008 DSU’s for each non-employee director given his or her fees, deferral percentage and Pier 1 Imports’ match:

							Dividends		Aggregate
	Total				DSU’s	DSU’s	Deferred	DSU’s	DSU’s
	Fiscal			Fiscal	Converted	Converted	During	Converted	Owned at
	Year 2008			Year 2008	from	from 25%	Fiscal	from	Fiscal
	Fees			Fees	Deferred	Company	Year	Deferred	2008
	Earned	Deferral		Deferred	Fees	Match	2008	Dividends	Year-End
Name	($)%			($)	(#)	(#)	($)	(#)	(#)

John H. Burgoyne	$166,150	50%/75%(a	)	$90,367	15,489	3,434	$0	0	60,247
Michael R. Ferrari	$159,212	50%		$79,606	13,565	3,180	$0	0	56,199
James M. Hoak, Jr.	$56,390	100%		$56,390	7,512	1,608	$0	0	71,823 (b)
Robert B. Holland, III	$101,233	100%		$101,233	18,999	4,750	$0	0	23,749
Karen W. Katz	$149,278	100%		$149,278	25,436	6,359	$0	0	62,259
Terry E. London	$175,257	50%		$87,629	14,917	3,217	$0	0	29,702
Cece Smith	$101,233	100%		$101,233	18,999	4,750	$0	0	23,749
Tom M. Thomas	$223,236	100%		$223,236	38,057	6,284	$0	0	105,035

(a)	Effective January 1, 2008, Mr. Burgoyne elected to defer 75% of his cash fees.

(b)	Upon the expiration of Mr. Hoak’s term as a director on June 28, 2007, his 71,823 DSU’s were exchanged for 71,823 shares of Pier 1 Imports’ common stock.

The following table shows the Pier 1 Imports’ common stock closing price by month used to calculate the number of DSU’s to be received for deferred director fees plus Pier 1 Imports’ match. This closing price also represents the grant date fair value per share of each award in accordance with SFAS 123R.

Closing Price of Pier 1 Imports’ Common
Stock on First Business Day following the
Month in which Fees were Earned	Month in which Fees were Earned

March 2007	$6.96
April 2007	$7.46
May 2007	$7.33
June 2007	$8.26 (1)
July 2007	$6.30
August 2007	$6.10
September 2007	$4.81
October 2007	$4.81
November 2007	$3.96
December 2007	$5.23
January 2008	$6.93
February 2008	$5.51

(1)	Upon the expiration of Mr. Hoak’s term as a director on June 28, 2007, his 71,823 DSU’s were exchanged for 71,823 shares of Pier 1 Imports’ common stock. The closing price of Pier 1 Imports’ common stock on June 28, 2007, was $8.47.

Stock options outstanding for each non-employee director on March 1, 2008 are shown below:

				Aggregate Number
				of Outstanding
				Stock Options
Name	Grant Date	Expiration Date	Exercise Price	(Exercisable)

John H. Burgoyne	06/23/2006	06/23/2016	$7.5500	6,000
	07/01/2005	07/01/2015	$14.2500	6,000
	06/28/2004	06/28/2014	$17.2500	6,000
	06/27/2003	06/27/2013	$20.3500	6,000
	06/28/2002	06/28/2012	$21.0000	6,000
	06/29/2001	06/29/2011	$11.5000	6,000
	06/23/2000	06/23/2010	$9.3125	6,000
	06/25/1999	06/25/2009	$10.8750	11,000

Total				53,000
Michael R. Ferrari	06/23/2006	06/23/2016	$7.5500	6,000
	07/01/2005	07/01/2015	$14.2500	6,000
	06/28/2004	06/28/2014	$17.2500	6,000
	06/27/2003	06/27/2013	$20.3500	6,000
	06/28/2002	06/28/2012	$21.0000	6,000
	06/29/2001	06/29/2011	$11.5000	6,000
	06/23/2000	06/23/2010	$9.3125	6,000
	06/25/1999	06/25/2009	$10.8750	11,000

Total				53,000
Robert B. Holland, III	N/A	N/A	N/A	N/A
Karen W. Katz	06/23/2006	06/23/2016	$7.5500	6,000
	07/01/2005	07/01/2015	$14.2500	6,000
	06/28/2004	06/28/2014	$17.2500	6,000
	06/27/2003	06/27/2013	$20.3500	6,000
	06/28/2002	06/28/2012	$21.0000	6,000
	06/29/2001	06/29/2011	$11.5000	6,000
	06/28/2001	06/28/2011	$11.1100	5,000

Total				41,000
Terry E. London	06/23/2006	06/23/2016	$7.5500	6,000
	07/01/2005	07/01/2015	$14.2500	6,000
	06/28/2004	06/28/2014	$17.2500	6,000
	09/25/2003	09/25/2013	$19.4000	5,000

Total				23,000
Cece Smith	N/A	N/A	N/A	N/A
Tom M. Thomas	06/23/2006	06/23/2016	$7.5500	6,000
	07/01/2005	07/01/2015	$14.2500	6,000
	06/27/2003	06/27/2013	$20.3500	6,000
	06/28/2002	06/28/2012	$21.0000	6,000

Total				24,000

On March 25, 2008, the board of directors, based on a recommendation from the compensation committee, amended and restated Pier 1 Imports’ non-employee director compensation plan. Pursuant to the amended and restated plan, each non-employee director will continue to receive an annual cash retainer of $150,000. In addition, the audit committee chairman and compensation committee chairman will each continue to receive an annual retainer of $25,000; the nominating and corporate governance committee chairman will continue to receive an annual retainer of $10,000; and the non-executive chairman of the board will continue to receive an annual retainer of $75,000. The annual retainers will be payable in advance at the beginning of each fiscal year with Pier 1 Imports having the right to adjust the credited DSU’s of a non-employee director who ceases to be a director of Pier 1 Imports for the amount of the fees paid and DSU’s credited for the period after the non-employee director ceases to be a director. Pursuant to the amended and restated plan, 50% of the non-employee director compensation will be deferred into DSU’s and each non-employee director may elect to defer all or any portion of the remaining director compensation into an equivalent value of DSU’s. Also, pursuant to the amended and restated plan, deferrals of the director annual retainer (but not the committee chairman or chairman annual retainers) will continue to receive a 25% Pier 1 Imports’ match on the deferred amount.

Security Ownership of Management

The following table indicates the ownership of Pier 1 Imports’ common stock by each director and nominee, each executive officer named in the Summary Compensation Table below, and all directors and executive officers as a group, as of April 21, 2008, unless otherwise indicated below:

	Common
	Shares		Percent
	Beneficially		of
Name of Beneficial Owner	Owned(1)(2)		Class

John H. Burgoyne	135,512		*
Michael R. Ferrari	123,145		*
Robert B. Holland, III	59,722		*
Gregory S. Humenesky	100,869		*
Jay R. Jacobs	547,887		*
Karen W. Katz	124,232		*
Terry E. London	64,586		*
Phil E. Schneider	704,036	(3)	*
Alexander W. Smith	1,075,000		1.19%
Cece Smith	44,722		*
Tom M. Thomas	208,397		*
Charles H. Turner	564,808		*
David A. Walker	609,143		*
All directors and executive officers as a group	4,522,953		4.87%

*	Represents less than 1% of the outstanding shares of the class.

(1)	The table includes shares acquired through and held by the Pier 1 Imports, Inc. Stock Purchase Plan as of April 21, 2008 for Mr. Humenesky (961 shares), Mr. Jacobs (8,214 shares), Mr. Turner (9,051 shares), and Mr. Walker (1,815 shares). The table also includes shares issuable within 60 days of April 21, 2008 to Mr. Burgoyne (53,000 shares), Mr. Ferrari (53,000 shares), Mr. Holland (0 shares), Mr. Humenesky (36,250 shares), Mr. Jacobs (460,000 shares), Mrs. Katz (41,000 shares), Mr. London (23,000 shares), Mr. Schneider (650,000 shares), Mr. Smith (1,000,000 shares), Ms. Smith (0 shares), Mr. Thomas (24,000 shares), Mr. Turner (467,500 shares), Mr. Walker (527,000 shares), and to all directors and executive officers as a group (3,423,500 shares) upon the exercise of stock options granted pursuant to Pier 1 Imports’ stock option plans.

(2)	The table includes DSU’s as of April 21, 2008 for Mr. Burgoyne (78,075 DSU’s), Mr. Ferrari (67,245 DSU’s), Mr. Holland (44,722 DSU’s), Mrs. Katz (83,232 DSU’s), Mr. London (41,586 DSU’s), Ms. Smith (44,722 DSU’s), and Mr. Thomas (134,397 DSU’s). The DSU’s will be exchanged one-for-one for shares of Pier 1 Imports’ common stock within 30 days after the director ceases to be a member of the board of directors. A DSU is the economic equivalent of one share of Pier 1 Imports’ common stock.

(3)	Mr. Schneider’s employment ended on August 6, 2007. At that time, Mr. Schneider directly owned 54,036 shares of Pier 1 Imports’ common stock, and non-qualified stock options totaling 650,000 shares. The options are fully vested and exercisable until the earlier of the expiration date of the grant or August 6, 2010.

Security Ownership of Certain Beneficial Owners

The following table indicates the ownership by each person who is known by Pier 1 Imports as of May 2, 2008 to beneficially own more than 5% of Pier 1 Imports’ common stock:

	Common
	Shares		Percent
Name and	Beneficially		of
Address of Beneficial Owner	Owned		Class

Franklin Resources, Inc.	11,579,320	(1)	13.1%
One Franklin Parkway
San Mateo, California 94403
Jakup a Dul Jacobsen	8,594,200	(2)	9.7%
Sundaborg 7
Reykjavik, Iceland
Adage Capital Management, L.P.	6,809,100	(3)	7.7%
200 Clarendon Street, 52nd floor
Boston, Massachusetts 02116
Royce & Associates, LLC	5,775,500	(4)	6.5%
1414 Avenue of the Americas
New York, New York 10019
SCSF Equities, LLC	4,725,004	(5)	5.3%
5200 Town Center Circle, Suite 470
Boca Raton, Florida 33486

(1)	This information was obtained from a Schedule 13G (Amendment No. 3) filed with the SEC on February 6, 2008 by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. as beneficial owners of the shares listed. The filing indicates that Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. have no sole or shared voting power and no sole or shared dispositive power over any of the shares listed. However, certain subsidiaries of Franklin Resources, Inc. beneficially own all of the shares listed and have the following voting and dispositive power: Franklin Templeton Investments Corp. has sole voting power over 7,222,610 of the shares listed and sole dispositive power over 7,301,920 of the shares listed; and Franklin Advisory Services, LLC has sole voting power over 4,199,400 of the shares listed and sole dispositive power over 4,277,400 of the shares listed.

(2)	This information was obtained from a Schedule 13D (Amendment No. 3) filed with the SEC on October 9, 2007 by Jakup a Dul Jacobsen and Lagerinn ehf as beneficial owners of the shares listed. The filing indicates that Jakup a Dul Jacobsen and Lagerinn ehf have shared voting power and shared dispositive power over all the shares listed.

(3)	This information was obtained from a Schedule 13G (Amendment No. 1) filed with the SEC on February 11, 2008 by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross as beneficial owners of the shares listed. The filing indicates that the beneficial owners have shared voting power and shared dispositive power over all of the shares listed.

(4)	This information was obtained from a Schedule 13G (Amendment No. 4) filed with the SEC on February 4, 2008 by Royce & Associates, LLC as beneficial owner of the shares listed. The filing indicates that the beneficial owner has sole voting power and sole dispositive power over all of the shares listed.

(5)	This information was obtained from a Schedule 13D (Amendment No. 4) filed with the SEC on May 2, 2008 by SCSF Equities, LLC, Sun Capital Securities Offshore Fund, Ltd., Sun Capital Securities Fund, LP, Sun Capital Securities Advisors, LP, Sun Capital Securities, LLC, Marc J. Leder, and Rodger R. Krouse, as beneficial owners of the shares listed. The filing indicates that the beneficial owners have shared voting power and shared dispositive power over all of the shares listed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Pier 1 Imports’ directors and executive officers, and persons who own more than 10% of a registered class of Pier 1 Imports’ equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of Pier 1 Imports’ common stock or other equity securities. Pier 1 Imports’ executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Pier 1 Imports with copies of all Section 16(a) forms they file. To Pier 1 Imports’ knowledge, all Section 16(a) filing requirements applicable to Pier 1 Imports’ executive officers, directors and greater than 10% beneficial owners during the last fiscal year were observed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
CERTAIN RELATED PERSON TRANSACTIONS

Each director of Pier 1 Imports who served as a member of the compensation committee during fiscal year ending March 1, 2008, is identified above under the caption “Directors Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders” above. During fiscal 2008, there were no compensation committee interlocks or insider participation.

Related Person Transaction Policies and Procedures

Pier 1 Imports’ board of directors has adopted a written Related Person Transaction Policies and Procedures which is administered by the nominating and corporate governance committee. The policy applies to any transaction or series of transactions in which Pier 1 Imports is a participant, the amount involved exceeds $120,000 annually and a related person has a direct or indirect material interest. Transactions that fall within the policy will be reviewed by the committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interest of Pier 1 Imports. The policy provides for standing pre-approval or ratification of certain interested transactions, along with authority for the chairman of the committee to pre-approve or ratify interested transactions subject to the policy which fall below a specified dollar amount.

Transactions with Related Persons

During fiscal 2008, there were no transactions exceeding $120,000 in which Pier 1 Imports was a participant, or is to be a participant, and in which any related person had or will have a direct or indirect material interest.

Pier 1 Imports indemnifies its directors and most of its executive officers to the fullest extent permitted by law and has also entered into agreements with certain of these individuals contractually obligating Pier 1 Imports to provide this indemnification to them.

Pursuant to Mr. Smith’s employment agreement, which was approved by the board of directors and is more fully described in the Compensation Discussion and Analysis below, Pier 1 Imports agreed to indemnify Mr. Smith for certain defense costs arising from claims asserted by Mr. Smith’s former employer. Pursuant to this agreement Pier 1 Imports paid less than $120,000 during fiscal 2008 in indemnity expenses to outside legal counsel to resolve claims asserted by Mr. Smith’s former employer.

ITEMS OF BUSINESS TO BE ACTED UPON AT THE MEETING

ITEM 1 —	Election of Directors

The shareholders will vote to elect as directors the eight nominees named below at the annual meeting of shareholders. In order to be elected, a nominee for director must receive the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote for the election of directors at the meeting. Those elected will serve on the board of directors until the next annual meeting and until their successors are elected and qualified. The board of directors, upon the recommendation of the board of directors’ nominating and corporate governance committee, has nominated each person listed below to stand for election. Although Pier 1 Imports does not anticipate that any of the nominees will be unable or unwilling to serve as a director, in the event that is the case, the board of directors may reduce its size or choose a substitute for that nominee.

If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” the election of each of the nominees listed below as a director.

The board of directors unanimously recommends a vote “FOR” the election of each of the following nominees as a director.

Nominees for Directors

JOHN H. BURGOYNE

John H. Burgoyne, age 66, has been a director of Pier 1 Imports since February of 1999. From the beginning of fiscal 2008 through June 28, 2007, he was a member of the compensation committee. Effective June 28, 2007, Mr. Burgoyne became the chairman of the compensation committee. Mr. Burgoyne is retired and served as president of Burgoyne and Associates, an international consulting firm from March of 1996 through February of 2007. From May 1995 to March of 1996, Mr. Burgoyne served as the general manager of IBM’s Travel Industry Sector for their Asia Pacific Region. Prior to that time, he served as the president and general manager of IBM China Corporation, Ltd.

MICHAEL R. FERRARI

Michael R. Ferrari, age 68, has been a director of Pier 1 Imports since February 1999. During fiscal 2008, he was a member of the audit committee and chairman of the nominating and corporate governance committee. He has served as senior consultant of the higher education practice of EFL Associates, an executive search firm, since May 2003. He is also the president of Ferrari and Associates LLC, a higher education consulting firm he established in May 2003. Dr. Ferrari was granted the title of Chancellor Emeritus of Texas Christian University by the university’s board of trustees on June 1, 2003, and served as chancellor of Texas Christian University and as professor of management in the M. J. Neeley School of Business at Texas Christian University from July 1998 through May 2003. From 1985 to 1998, he served as president of Drake University.

ROBERT B. HOLLAND, III

Robert B. Holland, III, age 55, has been a director of Pier 1 Imports since June 2007. Effective June 28, 2007, he became a member of the compensation committee. He represented the United States on the board of executive directors of the World Bank in various capacities, including executive director and alternate and acting executive director, from 2002 to 2006. During that time, Mr. Holland served on the World Bank’s audit committee. Since leaving his position as U.S. executive director, Mr. Holland has served on the board of directors of Max Petroleum plc, where he serves as audit committee chairman. From January 2007 to November 2007, he served on the board of directors of Affiliated Computer Systems, Inc., where he served as a member of the audit committee. Prior to his appointment as U.S. executive director, Mr. Holland was managing director of Texas Ltd., a strategic consulting firm.

KAREN W. KATZ

Karen W. Katz, age 51, has been a director of Pier 1 Imports since June 2001. From the beginning of fiscal 2008 through June 28, 2007, she was a member of the audit committee. Effective June 28, 2007, Mrs. Katz became a member of the executive committee and the compensation committee. She has served as president and chief executive officer of Neiman Marcus Stores since December 2002. In 2007, her responsibilities were expanded and she was elevated to executive vice president, office of the chairman, The Neiman Marcus Group. From May 2000 to December 2002, she served as president and chief executive officer of Neiman Marcus Direct, a division of The Neiman Marcus Group. Prior to that time, she served as executive vice president of stores for Neiman Marcus Stores from February 1998 to May 2000 and senior vice president and director of stores of Neiman Marcus Stores from October 1996 to February 1998.

TERRY E. LONDON

Terry E. London, age 58, has been a director of Pier 1 Imports since September 2003. During fiscal 2008, he was the chairman of the audit committee. In February 2008 London Partners LLC, a private equity investment firm established by Mr. London in August 2000, merged into London Broadcasting Company, Inc. Since October 2007 he has served as president of London Broadcasting Company, Inc. From May 1997 to August 2000 he served as president and chief executive officer of Gaylord Entertainment Company, a specialty lodging and entertainment company. Prior to that time, he served as chief financial and administrative officer of Gaylord Entertainment from November 1991 to April 1997. He also serves as a director of Johnson Outdoors, Inc. and Tri-Artisan Acquisition Corp.

ALEXANDER W. SMITH

Alexander W. Smith, age 55, has been a director of Pier 1 Imports, has served as its president and chief executive officer and has been a member of Pier 1 Imports’ executive committee since February 19, 2007. From March 2004 to February 18, 2007, Mr. Smith served as the senior executive vice president, group president of The TJX Companies, Inc. From 2001 to March 2004, Mr. Smith served as executive vice president, group executive, international of The TJX Companies, Inc. He also serves as a director of Papa John’s International, Inc. Mr. Smith is not related to Cece Smith.

CECE SMITH

Cece Smith, age 63, has been a director of Pier 1 Imports since June 2007. Effective June 28, 2007, she became a member of the nominating and corporate governance committee and the audit committee. In September of 2007, Ms. Smith retired from her position as Managing General Partner of Phillips-Smith-Machens Venture Partners, a venture capital firm which she co-founded in 1986 that invested in retail and consumer businesses. She serves on the executive boards of the Dallas Symphony Association and the Edwin L. Cox School of Business at Southern Methodist University. She also serves as a director of Brinker International, Inc. Ms. Smith is not related to Alexander W. Smith.

TOM M. THOMAS

Tom M. Thomas, age 66, has been a director of Pier 1 Imports since September 1998. During fiscal 2008 he was the non-executive chairman of the board, chairman of the executive committee and a member of the nominating and corporate governance committee. On February 1, 2008, he formed the law firm Thomas & Blackwood LLP and is a partner in the firm. From August 2005 to January 31, 2008, Mr. Thomas was a shareholder of the Winstead PC law firm (formerly known as Winstead Sechrest & Minick P.C.). From September 2001 to July 2005, he was a senior partner of Kolodey, Thomas & Blackwood, LLP, a law firm. He was also senior partner of Thomas & Culp, LLP, a law firm, from 1994 to August 2001.

The board of directors unanimously recommends a vote “FOR” the election of each of the above named nominees as a director.

ITEM 2 —	Proposal to approve a restatement and amendment of the Pier 1 Imports, Inc. Stock Purchase Plan

The board of directors on March 25, 2008 unanimously approved a restatement and amendment of the Pier 1 Imports, Inc. Stock Purchase Plan subject to shareholder approval authorizing, among other things, an additional 2,500,000 shares to the plan and extending the term of the plan for five years.

If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” the proposal. The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to approve the restated and amended plan.

The board of directors unanimously recommends that the shareholders vote “FOR” approval of the restated and amended plan.

General

Pier 1 Imports established the Stock Purchase Plan to provide all eligible employees and directors an opportunity to acquire an ownership interest in Pier 1 Imports and, as a result, provide participants with a more direct concern about our welfare and a common interest with our other shareholders. The plan provides a voluntary method of acquiring shares of Pier 1 Imports’ common stock in convenient installments by payroll and other compensation deductions, supplemented by contributions from Pier 1 Imports.

The plan has been in effect since 1980. The plan is administered by the compensation committee. A restatement of the plan as amended was approved by our shareholders in 2004. The term of the plan is five years and the number of shares issuable under the plan is 1,500,000 shares. Pier 1 Imports’ board of directors on January 24, 2008 approved a suspension of the plan after the last occurrence in which participant contributions plus Pier 1 Imports’ matching contributions could be used to purchase shares of common stock within the authorized amount. The suspension became effective March 29, 2008, at which time the plan had 41,025 remaining authorized shares. Pier 1 Imports’ board of directors on March 25, 2008 approved a restatement and amendment of the plan, subject to shareholder approval at the annual meeting, authorizing, among other things, adding an additional 2,500,000 shares to the plan and extending the term of the plan for five years. The plan as restated and amended is described below, and a copy of the plan is attached to this proxy statement as Appendix A.

Eligibility

All of our employees who have attained the age of majority of their state or province of residence and have completed 60 days of employment with Pier 1 Imports, or one of our designated subsidiaries which has adopted the plan, are eligible to participate in the plan. At March 1, 2008, approximately 14,329 employees were eligible to participate in the plan, and 1,586 employees were participants in the plan. Members of our board of directors who are not employees are also eligible to participate in the plan.

Participant Accounts

Pier 1 Imports maintains an account in the name of each participant, deducts funds from each participant’s pay as elected and authorized by the participant and pays monthly to the plan for each participant’s account the deducted funds plus Pier 1 Imports’ contribution on the participant’s behalf. The plan allows Pier 1 Imports as the plan administrator to use the contributed funds to purchase shares of Pier 1 Imports’ common stock either on the open market or directly from Pier 1 Imports. No open market purchase may be made at a price which is greater than the fair market value for our common stock on the date of purchase. Pier 1 Imports’ compensation committee has determined that purchases of shares from our treasury will be based on an average of the NYSE closing prices for Pier 1 Imports’ common stock on each Friday during the month. Shares purchased are allocated to the accounts of participants in proportion to the funds received from each respective account. The plan provides that Pier 1 Imports pay any broker’s commissions or markups on open market purchases made by a broker.

Each participant acquires full and immediate ownership of all shares and fractional shares allocated to his account. All shares are registered in the name of the plan and remain registered in the plan’s name until delivery of the shares to the participant pursuant to the plan. Shares of common stock held by the plan in a participant’s account may not be sold, assigned, pledged or otherwise dealt with by the participant, and the participant may request that all of his shares be delivered to him at any time. Any such action, however, will result in the automatic withdrawal of the participant from the plan. Upon termination of employment, the employee’s participation in the plan will end and his shares will be distributed upon request or automatically at the same time as shares are distributed to participants as described in the following sentence. All shares in a participant’s account, however, will be automatically distributed to the participant pursuant to the plan at least once each calendar year without affecting the participant’s participation in the plan.

A participant’s account is credited with all dividends, if any, paid on full and fractional shares held in his account. All cash dividends are reinvested under the plan in common stock.

Compensation Deductions and Our Contributions

A participant must specify the amount to be withheld from his compensation, with a minimum of $2.50 per week and a maximum of 20% of his compensation. The plan provides that directors who are not employees may contribute to the plan all or a portion of their cash director fees. Subject to the plan’s limitations, compensation deductions may be increased or decreased at any time by the participant. Pier 1 Imports will contribute to the plan an amount equal to 25% of each participant’s compensation deduction.

Amendment or Termination of the Plan

The board of directors may amend, suspend or terminate the plan at any time. An amendment, suspension or termination will not result in the forfeiture of any funds contributed by a participant or Pier 1 Imports, or of any shares or fractional shares purchased for a participant, or of any dividends or other distributions with respect to such shares, that were effective before the effective date of the amendment, suspension or termination. Certain material amendments to the plan must be submitted to our shareholders for their approval.

U.S. Federal Income Tax Effects

The amount of Pier 1 Imports’ contribution to the plan is treated as “earned income” to the participant, which is subject to federal income tax at ordinary rates, and the participant’s withholding taxes will be increased appropriately. Assuming federal income tax withholding requirements are satisfied, Pier 1 Imports receives a deduction for participants’ and Pier 1 Imports’ contributions to participants’ accounts.

Benefits Under the Plan

The following table shows for the persons and groups indicated, the amounts actually contributed in cash by the employee and Pier 1 Imports, and the number of shares purchased under the plan for their respective accounts during the fiscal year ended March 1, 2008.

Pier 1 Imports, Inc. Stock Purchase Plan

	Participant	Pier 1 Imports
	Cash	Cash	Shares
Name and Position	Contributions	Contributions	Purchased

Alexander W. Smith(1)	N/A	N/A	N/A
President and Chief Executive Officer
Charles H. Turner	$43,985	$21,992	10,936
Executive Vice President and Chief Financial Officer
Gregory S. Humenesky	$4,423	$1,261	1,006
Executive Vice President, Human Resources
Jay R. Jacobs	$40,673	$20,337	10,079
Executive Vice President, Merchandising

	Participant	Pier 1 Imports
	Cash	Cash	Shares
Name and Position	Contributions	Contributions	Purchased

Phil E. Schneider	$8,153	$4,077	1,647
Executive Vice President, Marketing (Employment ended August 6, 2007)
David A. Walker	$6,750	$6,750	2,231
Executive Vice President, Planning and Allocations
Executive Group	$101,281	$53,065	25,609
Non-Executive Director Group(1)	N/A	N/A	N/A
Non-Executive Officer Employee Group	$1,657,378	$769,320	398,295

(1)	Neither Mr. Smith nor any of the non-employee directors participated in the Pier 1 Imports, Inc. Stock Purchase Plan during fiscal 2008.

The affirmative votes of holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to approve the restated and amended plan. If the shareholders do not approve the restated and amended plan, the suspension of the existing plan will continue and the board of directors at their discretion may, pursuant to the terms and conditions of the existing plan, terminate the existing plan.

The board of directors unanimously recommends a vote “FOR” approval of the restated and amended plan.

Equity Compensation Plan Information

The following table sets forth certain information regarding Pier 1 Imports’ equity compensation plans as of March 1, 2008.

			Number of
	Number of		Securities Remaining
	Securities to		Available for Future
	be Issued Upon	Weighted-Average	Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding
	Warrants and	Warrants and	Securities Reflected
Plan Category	Rights(1)	Rights	in the First Column)(1)

Equity compensation plans approved by Shareholders
1989 Employee Stock Option Plan	714,825	$15.78	—
1999 Stock Plan	8,811,275	$15.50	—
2006 Stock Incentive Plan	2,051,375	$7.60	1,382,124
Equity compensation plans not approved by Shareholders(2)	3,000,000	$6.69	—
Total:	14,577,475	$12.59	1,382,124

(1)	The number of shares remaining available for future issuance represents shares available for grant under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan. On April 11, 2008, 587,300 stock options, 399,400 shares of restricted stock and 133,040 DSU’s were granted under the plan. As of the end of fiscal April 2009, the plan had 452,425 shares available for issuance after forfeitures and shares withheld for withholding tax obligations.

(2)	Equity compensation plans not approved by security holders represent the employment inducement stock options granted under the president and chief executive officer’s employment agreement. See Note 10 of the Notes to Consolidated Financial Statements in Pier 1 Imports’ Annual Report on Form 10-K for fiscal year ended March 1, 2008, and the Compensation Discussion and Analysis and the Summary Compensation Table below for additional information regarding the material features of this stock option grant.

ITEM 3 —	Proposal to Ratify the Audit Committee’s Approval to Engage Ernst & Young LLP as Pier 1 Imports’ Independent Registered Public Accounting Firm for Fiscal 2009

At a recent meeting of the audit committee, the committee approved engaging Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2009. Ernst & Young served as Pier 1 Imports’ independent registered public accounting firm for fiscal 2008. Although approval or ratification of such engagement is not required by our by-laws, Pier 1 Imports is seeking the shareholders’ ratification of the audit committee’s approval to engage Ernst & Young because we believe that allowing shareholders to express their view on the matter is good corporate governance. SEC Rule 10A-3(b)2 requires that the audit committee “must be directly responsible for the appointment...of any registered public accounting firm.” Since the audit committee cannot abdicate this authority to the shareholders, the ratification is not binding on Pier 1 Imports. Any failure of the shareholders to ratify the audit committee’s approval to engage Ernst & Young as Pier 1 Imports’ independent registered public accounting firm would, however, be considered by the audit committee in determining whether to engage Ernst & Young.

If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” the proposal. The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to ratify the approval to engage Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2009.

The board of directors unanimously recommends a vote “FOR” the ratification of the audit committee’s approval to engage Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2009.

Relationship with Independent Registered Public Accounting Firm

Pursuant to its charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of Pier 1 Imports’ independent registered public accounting firm. As described above, the audit committee has approved the engagement of Ernst & Young as Pier 1 Imports’ independent registered public accounting firm for the 2009 fiscal year.

The audit committee appointed Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2008. A representative of Ernst & Young is expected to be present at the annual meeting of shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

Independent Registered Public Accounting Firm Fees

The following table presents fees incurred for professional services rendered by Ernst & Young LLP, Pier 1 Imports’ independent registered public accounting firm, for fiscal years ended March 1, 2008 and March 3, 2007.

	March 1, 2008	March 3, 2007

Audit Fees(1)	$1,096,100	$1,232,248
Tax Fees(2)	$136,008	$228,722
All Other Fees(3)	$1,624	$1,624

Total Fees	$1,233,732	$1,462,594

(1)	Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, reviews of Pier 1 Imports’ quarterly reports on Form 10-Q and the registered public accounting firm’s report on Pier 1 Imports’ internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Includes fees for services related to tax compliance, tax advice and tax planning.

(3)	Includes fees for subscription to online research tool.

Pre-approval of Nonaudit Fees

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit, audit related and tax services. Unless the specific service has been previously pre-approved with respect to a fiscal year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services up to $50,000 per engagement provided that the chairman reports any pre-approval decisions to the committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

Each member of the audit committee is an independent director, pursuant to the independence requirements of the SEC and NYSE. In accordance with the committee’s written charter, the committee assists the board of directors in overseeing the quality and integrity of Pier 1 Imports’ accounting, auditing and financial reporting practices. In performing its oversight function, the committee reviewed and discussed Pier 1 Imports’ audited consolidated financial statements as of and for the fiscal year ended March 1, 2008 with management and Pier 1 Imports’ independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The committee also discussed with Pier 1 Imports’ independent registered public accounting firm all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

The committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and Pier 1 Imports that might affect the firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as adopted by the Public Company Accounting Oversight Board. The committee also discussed with the registered public accounting firm any relationships that may have an impact on their objectivity and independence and satisfied ourselves that the registered public accounting firm is independent. The committee also considered whether the provision of non-audit services by Ernst & Young LLP, Pier 1 Imports’ independent registered public accounting firm for fiscal 2008, to Pier 1 Imports is compatible with maintaining Ernst & Young LLP’s independence.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the committee recommended to the board of directors that Pier 1 Imports’ audited consolidated financial statements be included in Pier 1 Imports’ Annual Report on Form 10-K for the fiscal year ended March 1, 2008, for filing with the SEC.

AUDIT COMMITTEE

Terry E. London, Chairman
Michael R. Ferrari
Cece Smith

ITEM 4 —	Shareholder Proposal

William C. Thompson, Jr., Comptroller of the City of New York, as custodian and a trustee of the New York City Teachers’ Retirement System (108,282 shares owned as of January 7, 2008), the New York City Police Pension Fund (40,456 shares owned as of January 7, 2008), and the New York City Fire Department Pension Fund (10,641 shares owned as of January 7, 2008), and as custodian of the New York City Board of Education Retirement System (4,225 shares owned as of January 7, 2008), has submitted for the second year in a row the following proposal in accordance with Rule 14a-8 of the Securities Exchange Act of 1934. Mr. Thompson has indicated to Pier 1 Imports that each of the above systems intend to continue to hold at least $2,000 of Pier 1 Imports’ common stock through the date of Pier 1 Imports’ annual shareholders meeting. Mr. Thompson’s address is c/o The City of New York, Office of the Comptroller, Bureau of Asset Management, 1 Centre Street, Room 736, New York, New York 10007-2341.

At the annual meeting of shareholders held on June 28, 2007 the identical proposal was presented. The board of directors unanimously recommended a vote “AGAINST” the proposal and it was defeated by the shareholders with approximately 74% of the shares entitled to vote on the matter voting “AGAINST” this proposal.

If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “AGAINST” this proposal. To be approved, the proposal must receive the affirmative vote of a majority of the shares of the common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter.

The board of directors unanimously recommends a vote “AGAINST” this proposal.

Pay-for-Superior-Performance Proposal

Resolved:  That the shareholders of Pier 1 Imports, Inc. (“Company”) request that the Board of Director’s Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:

1.	The annual incentive or bonus component of the Plan should utilize defined financial performance criteria that can be benchmarked against a disclosed peer group of companies, and provide that an annual bonus is awarded only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2.	The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria that can be benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial and stock price performance criteria; and

3.	Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement:  We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company’s performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

Pier 1 Imports’ Response

As noted above, the proposal is identical to a proposal defeated by our shareholders at last year’s annual meeting. The proposal requests that Pier 1 Imports’ board of directors, through the compensation committee, implement a performance-based incentive plan for senior executives (covering both annual performance-based incentive and long-term compensation) using financial performance criteria that are benchmarked against peer companies. The annual performance-based incentive and long-term compensation would be payable only in the event that Pier 1 Imports’ performance exceeded the peers’ mean or median performance for the related financial criteria. Pier 1 Imports’ current incentive plans (annual and long-term) already utilize financial performance criteria benchmarked against peer companies. They do not condition awards, however, on performance exceeding the mean or median of the peers’ performance on the selected financial performance criteria. In our opinion, the proposal continues to be unnecessary in light of Pier 1 Imports’ current turnaround efforts, general operating environment and is repetitive in certain aspects of Pier 1 Imports’ current policies and practices.

Pier 1 Imports’ annual performance-based incentive for executives is administered by the board of directors’ compensation committee whose duties include establishing performance goals each year for the payment of cash incentive awards. For fiscal 2008, the committee established a performance measure of consolidated operating cash earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”), but not including unusual or non-recurring charges nor certain non-cash items, each as determined by the committee, or a subcommittee. We refer to this measure as the Profit Goal. For fiscal 2008 the committee set the Profit Goal target level of breakeven ($0) based on projected company performance, for an executive to receive 100% of his or her cash incentive award potential. To determine the Profit Goal levels at which cash incentive awards could be earned, the committee considered recommendations from Pier 1 Imports’ compensation consultant, Hewitt Associates LLC. Hewitt’s recommendations were derived from a survey of 65 peer companies in the S&P 1500 Specialty Retail Companies. The survey covered performance measure payout levels relative to initial targets at which those peer companies’ associates were earning incentive bonuses. The Profit Goal targets and corresponding cash incentive award levels recommended by the committee were subsequently approved by Pier 1 Imports’ board of directors. For several fiscal years prior to 2008, none of Pier 1 Imports’ senior executives nor key management participants received any incentive payments due to Pier 1 Imports’ inability to meet the performance standards in those years.

For fiscal 2008, Pier 1 Imports’ long-term incentive plan for executives was comprised of stock option awards and restricted stock awards (time based) issued under our 2006 stock incentive plan which was approved by our shareholders on June 22, 2006. This plan is administered by the compensation committee. Pursuant to the plan, the committee adopted a mix of stock options and time based restricted stock as long-term incentives for Pier 1 Imports’ executives for fiscal 2008. The stock option awards were granted at an exercise price equal to the market price on the date of grant and vest equally over four years beginning one year after grant. The time based restricted stock awards vest 33%, 33%, and 34% over three years beginning one year after the date of grant. Each of these grants was subsequently approved by our board of directors.

Pier 1 Imports’ stock option awards are designed to promote Pier 1 Imports’ success by providing value to our executives only when there is a corresponding increase in value to shareholders. Pier 1 Imports believes that time based restricted stock provides a long-term incentive opportunity that is both competitive in the retail industry and serves as a retention tool. To remain competitive, given our turnaround efforts, Pier 1 Imports must also design its executive incentive package to ensure our ability to attract and retain a highly skilled and motivated executive team, which is critical to our future success and to maximizing shareholder value. Pier 1 Imports’ executive pay, therefore, includes a healthy mix of annual cash incentive award and long-term compensation components. Overall pay is heavily weighted with incentive based awards that are realized only when the established performance goals are achieved. Using targets that are benchmarked to exceed peer group performance is, however, unrealistic given the turnaround environment in which Pier 1 Imports currently operates. Further, benchmarking the performance of a peer group of companies would be difficult given the size of the home furnishings industry and the fact that no one company competes directly in all aspects of Pier 1 Imports’ business.

As stated, no senior executive or key management employee earned or received a performance cash incentive award for fiscal years 2004, 2005, 2006 and 2007 because the established performance goals for those years were not met. Additionally, all stock option awards granted during those time periods and in fiscal 2008 have an exercise price higher than the closing price of Pier 1 Imports’ common stock at the end of fiscal 2008, which was $5.24. In order to remain competitive and return Pier 1 Imports to profitability and beyond, we need to design a pay program that is both motivational and realistically achievable. Pier 1 Imports remains committed to utilizing rigorous performance goals as a measure of executive compensation and benchmarking those goals to peer group studies and surveys. As reflected in the Compensation Discussion and Analysis below, the Pier 1 Imports’ designed program for fiscal 2008 was successful in moving Pier 1 Imports toward its goal of profitability and beyond.

It would be unwise at this time to condition payment of incentives to executives and key management on meeting or exceeding performance standards of other peers which bear no relation to Pier 1 Imports’ focus on a return to profitability. Pier 1 Imports needs flexibility to design and implement both realistic and achievable annual and long-term incentive plans for its executives and key management team, while taking the factors suggested by the shareholder proposal into consideration, as needed.

The board of directors unanimously recommends a vote “AGAINST” this proposal.

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis below. Based on the review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in Pier 1 Imports’ proxy statement.

COMPENSATION COMMITTEE
John H. Burgoyne, Chairman
Robert B. Holland, III
Karen W. Katz

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis disclosure is to provide material information about Pier 1 Imports’ compensation objectives and policies for its named executive officers and to put into perspective the tabular disclosures and related narratives that follow it.

Compensation Policies, Principles, and Objectives

Pier 1 Imports has established business priorities as part of our ongoing strategy to return our business to profitability. Pier 1 Imports’ success in effectively and efficiently executing these business priorities depends, in large part, on being able to successfully attract, motivate and retain a qualified management team and employees. Sourcing qualified candidates to fill important positions within Pier 1 Imports, especially executive management, in the highly competitive retail environment is challenging, especially when coupled with our ongoing turnaround efforts. Accordingly, Pier 1 Imports’ overall compensation philosophy is that our executive compensation plan should be structured to attract and retain highly skilled and motivated individuals who will lead Pier 1 Imports to successful performance that is consistent with shareholders’ expectations. We accomplish this by creating total compensation packages which are competitive in the retail industry, fair and equitable among the executives, and which provide strong incentives for the long-term success and performance of Pier 1 Imports. Additionally, Pier 1 Imports provides both short-term and long-term incentives to its executives for the effective management of major functions, teamwork, and effective expense control. Success on these fronts leads to the overall success of Pier 1 Imports. Pier 1 Imports believes that as an executive’s level of responsibility increases, a greater portion of that executive’s potential total compensation should come from performance-based plans. This aligns management’s interests with shareholders’ interests as the executive’s potential total compensation will only increase when Pier 1 Imports’ performance increases.

Putting this philosophy into operation results in a total compensation package for Pier 1 Imports’ executive officers approximately equal to the 50th percentile of Pier 1 Imports’ peer group when Pier 1 Imports achieves planned financial goals. Total compensation packages are designed to provide a 75th percentile opportunity when Pier 1 Imports’ results significantly exceed planned financial goals.

In March 2007, Pier 1 Imports used a group of peer companies to benchmark the base salary, short-term incentive and long-term incentive elements of total compensation. That group included Abercrombie & Fitch Co., Ann Taylor Stores Corporation, Bed Bath & Beyond Inc., Blockbuster Inc., The Bombay Company Inc., Brinker International, Inc., Cash America International, Inc., Charming Shoppes, Inc., Crate & Barrel, Linens ’n Things, Inc., Neiman Marcus, Petco Animal Supplies, Inc., RadioShack Corporation, Rent-A-Center, Inc., Restoration Hardware, Inc., Ross Stores, Inc., Stein Mart, Inc., Tuesday Morning Corporation, Williams-Sonoma, Inc., and Zale Corporation. Data for these companies was provided by Hewitt Associates LLC, an outside consultant.

Upon the Compensation Committee’s engagement of Towers Perrin as its outside consultant in August of 2007 (as described above under the caption “Committees of the Board of Directors” — “Compensation

Committee”), a new peer group was selected for executive compensation benchmarking. This group of peer companies was used to benchmark executive officer perquisites, executive and non-employee director stock ownership guidelines and non-employee director compensation. The group included Bed Bath & Beyond Inc., Blockbuster Inc., Borders Group, Inc., Charming Shoppes, Inc., Cost Plus, Inc., Eddie Bauer Holdings, Inc., Jo-Ann Stores, Inc., Kirkland’s, Inc., Liz Claiborne Inc., PetSmart, Inc., Restoration Hardware, Inc., Ross Stores, Inc., Stein Mart, Inc., Tuesday Morning Corporation, Williams-Sonoma, Inc., and Zale Corporation.

Executive Compensation Components

In addition to base salary, short-term incentives, and long-term incentives, Pier 1 Imports’ compensation program in fiscal 2008 included perquisites, retirement plans, and employment and post-employment agreements. With respect to Mr. Smith, who became Pier 1 Imports’ president and chief executive officer on February 19, 2007, these elements are discussed separately below under the caption “Employment Agreements and Post-Employment Consulting Agreements.”

Base Salary — Pier 1 Imports designs base salary to (i) reflect an individual’s experience, skills and level of responsibility, (ii) provide a fixed amount of compensation commensurate with market conditions for similar jobs, (iii) reflect an executive’s individual performance and contribution, and (iv) aid in the retention of key personnel. In fiscal 2008, Pier 1 Imports management, through its human resources compensation group and Pier 1 Imports’ chief executive officer, recommended to the compensation committee base pay adjustments for Pier 1 Imports’ executive officers at the beginning of the fiscal year. That recommendation was to increase base pay for the executive vice presidents. The current pay of these officers was considered in comparison to the 50th percentile of the selected peer group. The chief executive officer’s base salary was addressed in his employment agreement, therefore a base salary increase for him was not presented for consideration. The data showed that the chief executive officer’s base salary was between the 50th and 75th peer group percentiles, and the base salaries of the executive vice presidents as a group approximated the 50th peer group percentile. Another factor considered and presented to the compensation committee was that no cash incentive awards were made to executive vice presidents for Pier 1 Imports’ fiscal years 2004, 2005, 2006 and 2007. The need to ensure a competitive pay package in order to retain these key executives given the recent hiring of Mr. Smith and his plans to develop and implement business priorities as part of a turnaround strategy for Pier 1 Imports was a critical factor in the base salary analysis. The committee viewed the base salary recommendations, after taking into account the above factors, to be within a reasonable range around the 50th peer group percentile. As a result, the compensation committee agreed to support management’s recommendation of these increases effective April 22, 2007.

Short-term Incentives — Pier 1 Imports designs short-term incentive pay to motivate executives to achieve superior annual performance for Pier 1 Imports and to reward an executive’s contribution to achieving that financial performance. During fiscal 2008, Pier 1 Imports maintained a short-term incentive plan for its executives and key members of management. The short-term incentive plan used a performance measure of consolidated operating cash earnings from continuing operations before interest, taxes, depreciation, and amortization (“EBITDA”), but not including unusual or non-recurring charges nor certain non-cash items, each as determined by the compensation committee, or a subcommittee. We refer to this measure as the Profit Goal. EBITDA was selected as the underlying financial measure of Pier 1 Imports’ Profit Goal because it is a prevalent measure used by other retail companies and focuses on factors that an individual participant’s actions can affect. In addition, the Profit Goal is a better measure of core operating profitability because it eliminates the effects of financing and tax decisions as well as unusual charges and more closely reflects cash being generated by Pier 1 Imports’ ongoing core operations. The offering of a short-term incentive plan maintains a competitive position with Pier 1 Imports’ peer group because meeting annual financial goals leads to the long-term success of Pier 1 Imports. Also, designing the short-term incentive Profit Goal specifically around Pier 1 Imports’ financial operations reinforces Pier 1 Imports’ turnaround strategy thereby leading to profitability over time.

Three important factors went into developing the short-term incentive plan for fiscal 2008:

•	The plan was designed to reinforce the financial turnaround efforts of Pier 1 Imports, and focus management on making the organization more efficient in every way;

•	The plan was designed to reward meaningful progress on returning Pier 1 Imports to profitability before a cash incentive award is paid; and

•	Competitive pay issue concerns were a consideration since a short-term cash incentive award had not been earned in fiscal years 2004, 2005, 2006 and 2007.

These factors were discussed with the compensation committee and, as a result, the compensation committee and board of directors approved the plan and set breakeven ($0) as the Profit Goal for fiscal 2008. This goal represented significant progress in returning Pier 1 Imports to profitability given the comparable measure achieved in fiscal 2007 of negative $69,800,000. The plan would pay 100% of an individual’s target cash incentive award at a Profit Goal of $0, and a maximum of 150% of an individual’s target cash incentive award at a Profit Goal of $25,000,000. The incentive plan was designed to pay an initial 10% of an individual’s target cash incentive award when the Profit Goal reached negative $45,000,000, or a $24,800,000 improvement over the prior year. A participant’s target cash incentive award for fiscal 2008 was expressed as a percentage of the participant’s base salary with the exception of Pier 1 Imports’ chief executive officer, whose bonus for fiscal 2008 was addressed in his employment agreement. In fiscal 2008, the named executive officers (other than the chief executive officer) had a target cash incentive award of 75% of annual base salary. The Plan required participants to be employed with Pier 1 Imports at the end of fiscal 2008 to receive a cash incentive award, if any. Pier 1 Imports believes that these levels are competitive when compared to Pier 1 Imports’ peer group as identified at the beginning of the fiscal year. The actual Profit Goal for fiscal 2008 was calculated as $10,400,000 and the short-term incentive plan achieved its desired effects of turning Pier 1 Imports toward profitability. The calculated Profit Goal resulted in participants earning 120% of their target cash incentive awards.

Long-term Incentives — Pier 1 Imports designs its long-term incentive awards to support Pier 1 Imports’ overall objectives of long-term company success and performance, competitiveness in the retail industry, and retention of executives. Pier 1 Imports’ long-term incentive plan for fiscal 2008 was comprised of stock option awards and time based restricted stock awards. Pier 1 Imports believes that stock options promote Pier 1 Imports’ success by providing value to the executive only when there is a corresponding increase in shareholder value. Pier 1 Imports believes that time based restricted stock provides a long-term incentive opportunity that is both competitive in the retail industry and serves as a retention tool. During the vesting period, restricted stock awards have voting rights and are eligible to receive cash dividends, should cash dividends be paid on Pier 1 Imports’ common stock.

Pier 1 Imports’ fiscal 2008 long-term incentive plan included two elements: (1) non-qualified stock option awards that vest equally over a four-year period beginning on the first anniversary of the grant date; and (2) time based restricted stock awards that vest 33%, 33% and 34% over a three-year period beginning on the first anniversary of the grant date.

The mix of long-term incentive awards for each executive officer is determined with consideration of both internal pay equity concerns as well as market data. The factors that are taken into account when establishing that mix are:

•	setting the awards at the 50th peer group percentile;

•	the historical grant practices of Pier 1 Imports;

•	the difficulty of identifying a meaningful long-term performance target when executing a business turnaround;

•	the affordability of the awards in terms of share usage and accounting expense; and

•	the desired message to participants and external constituents for leverage, risk, retention, and performance.

For each named executive officer, other than the chief executive officer, Pier 1 Imports established the following mix of long-term incentive awards for fiscal 2008:

% of Total
Long-Term Incentive	Long-Term Incentive

Stock Options	68%
Restricted Stock — Time Based	32%

The value of this long-term incentive mix was determined using Black-Scholes methodology. Pier 1 Imports believes that long-term incentives should consist solely of equity to tie the executives’ long-term compensation potential with increased shareholder value. The above mix allocates Pier 1 Imports’ long-term incentives in a manner designed to meet this goal. For its chief executive officer, Pier 1 Imports provided long-term incentives pursuant to his employment agreement as discussed below.

Pier 1 Imports distributes long-term incentive awards as soon as possible following receipt of all required approvals. Stock options are granted at the closing price of Pier 1 Imports’ common stock on the date of the grant. Pier 1 Imports’ practice is for the grants of stock options and restricted stock to be made on the day following board of directors approval allowing Pier 1 Imports to provide information to the market, if any, that may require disclosure as a result of Pier 1 Imports’ board of directors meeting at which the grants were approved. Delays in the grant date may occur pending quarterly earnings releases and conference calls or as otherwise directed by the board of directors. For fiscal 2008, the grant date was delayed pending Pier 1 Imports’ fourth quarter and year-end earnings release and conference call. Pier 1 Imports does not grant equity compensation awards in anticipation of the release of material non-public information. Similarly, Pier 1 Imports does not time the release of material non-public information based on equity award grant dates. Pier 1 Imports’ practice is for the date of grants of stock options and restricted stock for named executive officers to be the same date as grants for all other employees.

Perquisites — During fiscal 2008 Pier 1 Imports paid its named executive officers a pre-determined monthly sum to cover the cost of club dues, automobile expenses, financial planning and tax preparation services, and reimbursed those individuals for certain medical expenses. In light of current trends regarding the payment of perquisites to executives, Pier 1 Imports, at the beginning of fiscal 2009, discontinued the payment of allowances for club dues, automobile expenses, financial planning and tax preparation, and the reimbursement for certain medical expenses. In order to maintain a competitive position within the retail industry with respect to total compensation and in consideration for the discontinuance of these benefits, there was a one-time adjustment to the executive officers’ base salaries.

Retirement and Other Plans — Pier 1 Imports offers a supplemental retirement plan which is designed to provide executives with post-employment financial security and to mitigate the effects of deferral limitations on highly compensated individuals in qualified plans such as Pier 1 Imports’ 401(k) plan. The plan also assists Pier 1 Imports in attracting and retaining executives. The plan is discussed and described under the caption “Pension Benefits Table for the Fiscal Year Ended March 1, 2008” below.

Pier 1 Imports also offers a non-qualified deferred compensation plan known as the Pier 1 Imports Benefit Restoration Plan to its executives and key members of management. Like the supplemental retirement plan, this plan is designed to provide post-employment financial security and to mitigate the effects of deferral limitations on highly compensated individuals in qualified plans such as Pier 1 Imports’ 401(k) plan. The plan also assists Pier 1 Imports in attracting and retaining executives and key members of management. The plan is described and discussed under the caption “Non-Qualified Deferred Compensation Table for the Fiscal Year Ended March 1, 2008” below.

Employment Agreements and Post-Employment Consulting Agreements — From time to time, Pier 1 Imports utilizes employment agreements or post-employment consulting agreements to create continuity of the executive’s services and to mitigate the executive’s risk of involuntary termination (other than for cause) or the executive’s voluntary termination based on a good reason, both events as defined in the respective agreements. Post-employment consulting agreements allow executives to provide certain services to Pier 1 Imports after a qualified termination of employment.

Pier 1 Imports entered into post-employment consulting agreements with Jay R. Jacobs, Executive Vice President, Merchandising on September 13, 1995, Phil E. Schneider, former Executive Vice President, Marketing on July 6, 1993, Charles H. Turner, Executive Vice President and Chief Financial Officer on September 19, 1994 and David A. Walker, Executive Vice President, Planning and Allocations on November 17, 1999.

Mr. Schneider’s employment with Pier 1 Imports ended on August 6, 2007 and subsequent to that date Pier 1 Imports settled its obligations under his post-employment consulting agreement in exchange for a release from Mr. Schneider. The settlement amount is reflected in the Summary Compensation Table below.

Effective April 20, 2008, Pier 1 Imports and each of Messrs. Jacobs, Turner and Walker mutually terminated their respective post-employment consulting agreement. There are no further post-employment consulting agreements to which Pier 1 Imports is a party.

Gregory S. Humenesky, Executive Vice President, Human Resources entered into an employment agreement with Pier 1 Imports on February 25, 2005. That agreement expired by its terms on February 29, 2008.

As reflected in last fiscal year’s Compensation Discussion and Analysis, Mr. Smith and Pier 1 Imports entered into an employment agreement for Mr. Smith’s employment as Pier 1 Imports’ president and chief executive officer. The initial term of the employment agreement is for three years, which began on February 19, 2007 and ends on February 27, 2010. The term of the employment agreement renews for one-year periods unless Pier 1 Imports or Mr. Smith gives notice of non-renewal at least 60 days prior to the term expiration.

Pursuant to the employment agreement, Mr. Smith receives a base salary of $1,000,000 per year. That amount has been increased to $1,050,000 per year beginning in fiscal 2009, for the elimination of perquisites discussed above. Pursuant to the employment agreement, Mr. Smith’s bonus for fiscal 2008 would be between $500,000 and $750,000. Based on Pier 1 Imports’ performance for fiscal 2008, the board of directors approved $750,000 as the fiscal 2008 bonus for Mr. Smith. He will participate in Pier 1 Imports’ annual cash incentive award plan for Pier 1 Imports’ 2009 and 2010 fiscal years as determined by Pier 1 Imports’ compensation committee and board of directors at those times.

Pursuant to Mr. Smith’s employment agreement, Mr. Smith was granted two stock options (“Option 1” and “Option 2,” and, collectively, the “Options”), to purchase an aggregate of 3,000,000 shares of Pier 1 Imports’ common stock. The Options were granted as an employment inducement award, and not under any stock option or other equity incentive plan adopted by Pier 1 Imports.

Option 1 for 1,000,000 shares vested in full on February 19, 2008. If Mr. Smith fails to be employed with Pier 1 Imports between February 19, 2008 and February 28, 2009, and Mr. Smith ends such employment without good reason (as defined in Mr. Smith’s employment agreement), then he forfeits 50% of Option 1.

Option 2 for 2,000,000 shares is performance-based and will vest upon meeting consolidated EBITDA targets to be established by the board of directors for fiscal years 2009 and 2010. In conjunction with establishing the short-term incentive plan and performance measures for fiscal 2009 for all other executive officers, the board of directors authorized an amendment to Mr. Smith’s employment and option agreements whereby Option 2 will vest up to 1,000,000 shares based upon achieving a percentage of the fiscal 2009 EBITDA target as follows:

100%	of the 2009 EBITDA Target	—	1,000,000	shares;
96%	of the 2009 EBITDA Target	—	900,000	shares;
92%	of the 2009 EBITDA Target	—	800,000	shares;
88%	of the 2009 EBITDA Target	—	700,000	shares;
84%	of the 2009 EBITDA Target	—	600,000	shares; and
80%	of the 2009 EBITDA Target	—	500,000	shares.

Option 2 will vest up to 1,000,000 additional shares based upon achieving a percentage of the fiscal 2010 EBITDA target as follows:

100%	of the 2010 EBITDA Target	—	1,000,000	shares;
98%	of the 2010 EBITDA Target	—	900,000	shares;
96%	of the 2010 EBITDA Target	—	800,000	shares;
94%	of the 2010 EBITDA Target	—	700,000	shares;
92%	of the 2010 EBITDA Target	—	600,000	shares; and
90%	of the 2010 EBITDA Target	—	500,000	shares.

If Pier 1 Imports’ aggregate consolidated EBITDA for fiscal years 2009 and 2010 equals or exceeds the sum of the fiscal 2009 EBITDA target plus the fiscal 2010 EBITDA target, then any Option 2 shares that did not vest at the end of fiscal 2009 may be earned and vest at the end of fiscal 2010. Both Option 1 and Option 2 have an exercise price of $6.69 per share and expire February 19, 2017. Subject to certain terms of the employment agreement, Mr. Smith must be employed with Pier 1 Imports at the end of each respective fiscal year for Option 2 to vest.

In addition, pursuant to the employment agreement, during fiscal 2008 Mr. Smith:

•	received $500,000 as reimbursement for his lost benefits under the long-range performance incentive plan of his former employer;

•	became a participant in Pier 1 Imports’ Supplemental Retirement Plan at the same level as his accrued benefits at present value under the supplemental executive retirement plan of his former employer. This was achieved by crediting Mr. Smith with 10 years of plan participation and 6.67 years of credited service as defined by the supplemental retirement plan. Mr. Smith was also given the option to, and did, elect a lump-sum payment option for his accrued benefit under the plan. The calculation of his benefits under the plan is not subject to the plan’s cap of $500,000 on accrued annual benefits; and

•	received the perquisites described above for Pier 1 Imports’ executive officers plus the remaining portion of the allowance of $125,000 for moving, relocation and related expenses, including temporary housing, short-term automobile rental or lease expenses and legal fees. In addition, Pier 1 Imports paid all travel expenses for Mr. Smith and his spouse from February 19, 2007 through May 19, 2007 for travel between Boston and Fort Worth.

The employment agreement contains non-solicitation and non-competition agreements binding Mr. Smith for one year following termination of employment.

Compensation Determinations and Role of Executive Officers

Base pay, short-term incentive and long-term incentive compensation recommendations for the named executive officers were presented to the compensation committee at their meeting in March of 2007. The presentation included recommendations of Pier 1 Imports’ chief executive officer and human resources compensation group on those elements of compensation, plus recommended plan design changes, if any, and a summary of all awards to all eligible levels of management. From time to time, these type of presentations may include survey data from a peer group of retail companies for the compensation committee’s consideration. That data may include studies and recommendations from independent outside consultants. Generally, the compensation committee approves the fiscal year compensation in March of each year with an effective date in April. Implementation of the equity grant portion of the compensation for the year occurs after compensation committee and board of directors approval.

Pier 1 Imports’ Policy on Share Ownership

During fiscal 2008, Pier 1 Imports’ board of directors adopted voluntary stock ownership guidelines for its non-employee directors. These guidelines include acquiring ownership of 50,000 or more shares of Pier 1 Imports’ common stock within five years of becoming a director. Shares counted toward ownership include open market purchases, beneficial ownership, exercise of stock options, DSU’s, and lapse of restrictions on restricted stock. Pier 1 Imports does not have equity or other security ownership requirements or guidelines for its executive officers. Pier 1 Imports has a written insider trading policy that among other things prohibits directors, officers and employees from selling short a Pier 1 Imports security, or trading in options on a Pier 1 Imports security, including calls and puts.

Pier 1 Imports’ Policy on Section 162(m)

Pier 1 Imports considers the effect of limitations on deductibility of compensation for federal income tax purposes. Section 162(m) of the Internal Revenue Code generally prohibits public companies like Pier 1 Imports from deducting from corporate income all compensation paid to the chief executive officer or any of the four other most highly compensated officers that exceeds $1,000,000 for each officer during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders is not subject to this deduction limitation. Pier 1 Imports attempts to preserve the federal tax deductibility of compensation to the extent reasonably practicable when doing so is consistent with the executive compensation objective and goals mentioned above. While Pier 1 Imports is aware of and understands the requirements of Section 162(m), it does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Pier 1 Imports may approve elements of compensation for certain officers that are not fully deductible. For fiscal 2008, the only two officers who received compensation that was not fully deductible were Mr. Smith and Mr. Jacobs.

Summary Compensation Table for the Fiscal Years Ended March 1, 2008 and March 3, 2007

The following table sets forth a summary of the compensation in the past two fiscal years for services rendered in all capacities to Pier 1 Imports and its subsidiaries by the chief executive officer, chief financial officer, three other most highly compensated executive officers, and one additional individual for whom disclosure would be required but for the fact that the individual was not serving as a Pier 1 Imports executive officer at the fiscal year-end.

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
	Fiscal	Salary(1)	Bonus	Awards(2)	Awards(3)	Compensation	Earnings(4)	Compensation(5)	Total
Name & Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Alexander W. Smith	2008	$1,000,000	$750,000	N/A	$1,434,638	$0	$3,883,868	$637,144	$7,705,650
President and	2007	$22,243	$0	N/A	$47,296	$0	$0	$46,598	$116,137
Chief Executive Officer
Charles H. Turner	2008	$425,231	$0	$141,241	$94,609	$387,000	$385,998	$65,920	$1,499,999
Executive Vice President	2007	$377,692	$0	$102,916	$42,692	$0	$107,777	$79,832	$710,909
and Chief Financial Officer
Gregory S. Humenesky(6)	2008	$296,923	$0	$141,241	$102,472	$270,000	$12,034	$28,252	$850,922
Executive Vice President,
Human Resources
Jay R. Jacobs	2008	$392,115	$0	$141,241	$116,212	$351,000	$363,390	$64,381	$1,428,339
Executive Vice President,	2007	$377,692	$0	$102,916	$44,680	$0	$9,926	$74,334	$609,548
Merchandising
Phil E. Schneider	2008	$157,604	$0	$37,351	$255,178	$0	$128,028	$386,466	$964,627
Executive Vice President,	2007	$283,462	$0	$102,916	$131,570	$0	$64,994	$63,604	$646,546
Marketing (Employment ended August 6, 2007)
David A. Walker	2008	$340,000	$0	$141,241	$223,573	$306,000	$212,893	$50,837	$1,274,544
Executive Vice President,	2007	$291,922	$0	$102,916	$131,570	$0	$174,279	$51,954	$752,641
Planning and Allocations

(1)	This column represents the amount of base salary paid to the named executive officer during each fiscal year.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes in each fiscal year for the fair value of time based and performance-based restricted stock awards granted during such fiscal year as well as in prior fiscal years, in accordance with SFAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. For time based restricted stock awards, fair value is calculated using the closing price of Pier 1 Imports’ common stock on the date of grant. No amount was expensed in fiscal 2008 or fiscal 2007 for the performance-based restricted stock awards granted in fiscal 2007 because it is unlikely that the three-year cumulative EBITDA performance goal of $331,000,000 will be met. These amounts reflect Pier 1 Imports’ accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the named executive officer.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes for each fiscal year for the fair value of stock options granted in such fiscal year as well as in prior fiscal years, in accordance with SFAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. For additional information on the valuation assumptions with respect to the fiscal 2008 grants and grants made prior to fiscal 2008, refer to note #10 to the Pier 1 Imports, Inc. consolidated financial statements in Pier 1 Imports’ Annual Report on Form 10-K for the fiscal year ended March 1, 2008 (the “2008 Form 10-K”). These amounts reflect Pier 1 Imports’ accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

Option 1 granted to Mr. Smith to purchase 1,000,000 shares of Pier 1 Imports’ common stock on February 19, 2007 vested on February 19, 2008. The grant is being expensed over two years at $2.88 per share. If Mr. Smith fails to be employed with Pier 1 Imports between February 19, 2008 and February 28, 2009 and Mr. Smith ends such employment without good reason (as defined in Mr. Smith’s employment agreement), then he forfeits 50% of the option. In accordance with SFAS 123R, no grant date fair value had been determined as of March 1, 2008 for Mr. Smith’s Option 2 performance-based options to purchase 2,000,000 shares since performance targets related to these options had not as of that date been set by the board of directors.

(4)	This column represents the sum of the change in pension value and above market earnings on non-qualified deferred compensation earnings for each of the named executive officers. During fiscal 2007, Mr. Smith did not participate in a Pier 1 Imports defined benefit plan.

The change in pension value was:

Name	Fiscal 2008	Fiscal 2007

Alexander W. Smith	$3,883,868	N/A
Charles H. Turner	$385,629	$107,259
Gregory S. Humenesky	$11,799	N/A
Jay R. Jacobs	$360,718	$8,877
Phil E. Schneider	$125,005	$64,024
David A. Walker	$210,351	$173,593

See the Pension Benefits Table below for additional information.

During fiscal 2008 and 2007, Mr. Smith did not participate in a non-qualified deferred compensation plan. The above market earnings on the non-qualified deferred compensation plan(s) in which the below named executive officers participated were:

Name	Fiscal 2008	Fiscal 2007

Charles H. Turner	$369	$518
Gregory S. Humenesky	$235	N/A
Jay R. Jacobs	$2,672	$1,049
Phil E. Schneider	$3,023	$970
David A. Walker	$2,542	$686

Above market earnings represent the difference between 120% of the long-term applicable Federal Rate at the time the rate for the plan was selected and the 7.03% and 7.05% annual interest credited in calendar years 2008 and 2007, respectively, by Pier 1 Imports on salary deferred by the named executive officers plus Pier 1 Imports match amounts under the non-qualified deferred compensation plans described under the caption “Non-Qualified Deferred Compensation Table for the Fiscal Year Ended March 1, 2008” below. Additional information on these plans and the indicated named executive officer’s participation is shown in that table.

(5)	The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

						Financial
						Planning		Payments
						and Tax		Relating to	Dividends	Moving,
					Officer	Preparation		Employee	Paid on	Relocation	Total
	Fiscal	Car	Club Dues	Cell Phone	Medical	Services	Tax	Savings	Restricted	and Other	All Other
Name	Year	Allowance	Allowance	Allowance	Reimbursement(a)	Allowance	Gross-Ups(b)	Plans(c)	Stock(d)	Expenses(e)	Compensation

Alexander W. Smith	2008	$19,200	$3,900	$900	$3,111	$20,000	$0	$4,615	N/A	$585,418	$637,144
	2007	$526	$107	N/A	$0	$0	$0	$0	N/A	$45,965	$46,598
Charles H. Turner	2008	$14,400	$2,400	$900	$5,467	$8,600	$0	$34,153	$0	$0	$65,920
	2007	$13,200	$2,228	N/A	$14,533	$7,600	$3,829	$31,336	$7,106	$0	$79,832
Gregory S. Humenesky	2008	$14,400	$2,400	$900	$3,312	$6,000	$0	$1,240	$0	$0	$28,252
Jay R. Jacobs	2008	$14,400	$2,400	$900	$1,615	$7,800	$0	$37,266	$0	$0	$64,381
	2007	$13,200	$2,228	N/A	$4,145	$7,600	$2,950	$37,105	$7,106	$0	$74,334
Phil E. Schneider	2008	$6,000	$1,000	$0	$2,893	$0	$0	$10,323	$0	$366,250	$386,466
(Employment ended	2007	$13,200	$2,228	N/A	$9,844	$5,700	$2,496	$23,030	$7,106	$0	$63,604
August 6, 2007)
David A. Walker	2008	$14,400	$2,400	$900	$3,954	$6,800	$0	$22,383	$0	$0	$50,837
	2007	$13,200	$2,228	N/A	$1,510	$5,700	$2,511	$19,699	$7,106	$0	$51,954

(a)	This column reports amounts reimbursed to the named executive officers for medical expenses under the Pier 1 Imports Executive Health Expense Reimbursement Plan.

(b)	This column reports the amount of gross-ups for taxes paid to the named executive officers.

(c)	This column reports (a) Pier 1 Imports matching contributions to the named executive officer’s 401(k) savings account equal to the sum of (i) 100% of the first one percent of the participant’s elected compensation deferral, and (ii) 50% of the next four percent of the participant’s elected compensation deferral, up to the limitations imposed under IRS rules; (b) the same rate of Pier 1 Imports matching contributions to the named executive officer’s account in the Pier 1 Imports non-qualified deferred compensation plan known as the Benefit Restoration Plan II, which is subject to the same vesting requirements as Pier 1 Imports’ 401(k) Retirement Plan; and (c) Pier 1 Imports matching contributions to the named executive officer’s Stock Purchase Plan account equal to 50% of the named executive officer’s compensation deduction, other than Mr. Walker whose matching contributions were 100% of his compensation deduction, and Mr. Humenesky whose matching contributions were 20% for a portion of the year and 30% for the remainder of the year.

Those contributions were as follows:

Name	Fiscal Year	401(k)	BRP II	SPP	Total

Alexander W. Smith	2008	$4,615	$0	$0	$4,615
	2007	N/A	N/A	N/A	N/A
Charles H. Turner	2008	$7,039	$5,853	$21,261	$34,153
	2007	$6,687	$5,765	$18,884	$31,336
Gregory S. Humenesky	2008	$0	$0	$1,240	$1,240
Jay R. Jacobs	2008	$6,808	$10,852	$19,606	$37,266
	2007	$6,687	$11,534	$18,884	$37,105
Phil E. Schneider	2008	$2,498	$4,077	$3,748	$10,323
(Employment ended	2007	$5,815	$8,711	$8,504	$23,030
August 6, 2007)
David A. Walker	2008	$5,100	$10,783	$6,500	$22,383
	2007	$4,488	$8,711	$6,500	$19,699

Pier 1 Imports’ 401(k) and Stock Purchase Plan are broad based plans available to all eligible employees on a non-discriminatory basis.

(d)	This column reports dividends paid on unvested restricted stock held by the named executive officers.

(e)	This column reports the following amounts paid to Mr. Smith pursuant to his employment agreement and as described in the Compensation Discussion and Analysis above:

• $125,000 allowance for moving, relocation, and other expenses ($45,965 paid during fiscal 2007 and $79,035 paid during fiscal 2008);

• Travel expenses of $6,383 paid by Pier 1 Imports during fiscal 2008 for Mr. Smith and his spouse for travel between Boston and Fort Worth; and

• $500,000 reimbursement during fiscal 2008 for lost benefits under the long-range performance incentive plan of his former employer.

This column reports $366,250 paid to Mr. Schneider for termination and settlement of his post-employment consulting agreement.

(6)	Mr. Humenesky was not a named executive officer in fiscal 2007.

Grants of Plan-Based Awards for the Fiscal Year Ended March 1, 2008

During fiscal 2008, Pier 1 Imports maintained a short-term incentive plan for senior executives and key members of management in which all of the named executive officers other than Mr. Smith participated. Under the plan, incentive awards in the form of cash are paid if Pier 1 Imports attains certain targeted levels of consolidated operating cash earnings from continuing operations before interest, taxes, depreciation, and amortization, but not including unusual or non-recurring charges nor certain non-cash items, each as determined by the compensation committee, or a subcommittee. We refer to this measure as the Profit Goal. The participant must be employed at the end of the fiscal year to receive any cash incentive award. An executive’s cash incentive award potential is expressed as a percentage of his annual base salary for the fiscal year. The cash incentive award target for Messrs. Turner, Humenesky, Jacobs and Walker was 75% of their annual base salary. Mr. Schneider was not employed with Pier 1 Imports at the end of fiscal 2008. The short-term incentive plan is further described in the Compensation Discussion and Analysis above. Mr. Smith’s bonus for fiscal 2008 was set pursuant to his employment agreement at a minimum guaranteed amount of $500,000, with a maximum payout of $750,000 at the discretion of the board of directors. This bonus amount is not an incentive plan award and is not included in the table below. However, his actual payout of $750,000 is included in the Summary Compensation Table above under the Bonus column.

During fiscal 2008, Pier 1 Imports granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan time based restricted stock awards. These time based awards vest 33%, 33% and 34% each year over a three-year period beginning on the first anniversary of the grant date provided that the participant is employed at the vesting date. Time based restricted stock grants for fiscal 2008 to Messrs. Turner, Humenesky, Jacobs, Schneider and Walker were 12,000 shares each. Mr. Schneider forfeited all of his unvested restricted stock awards upon his termination.

During fiscal 2008, Pier 1 Imports granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan non-qualified stock options of 60,000 each to Messrs. Turner, Humenesky, Jacobs, Schneider and Walker that vest equally over a four-year period beginning on the first anniversary of the grant date. The options terminate 10 years from the date of grant. Mr. Schneider’s stock option vesting accelerated pursuant to the option grant agreement upon the end of his employment given his age and years of service with Pier 1 Imports. Those fully vested options may be exercised during the three years following his termination.

The following table sets forth information relating to grants of plan-based awards during the fiscal year ended March 1, 2008 to the executive officers named in the Summary Compensation Table. Pier 1 Imports distributes long-term incentive awards as soon as possible following receipt of all required approvals. Stock options are granted at the closing price of Pier 1 Imports’ common stock on the date of the grant. Pier 1 Imports’ practice is for the grants of stock options and restricted stock to be made on the day following board of directors approval allowing Pier 1 Imports to provide information to the market, if any, that may require disclosure as a result of Pier 1 Imports’ board of directors meeting at which the grants were approved. Delays in the grant date may occur pending quarterly earnings releases and conference calls or as otherwise directed by the board of directors. For fiscal 2008, the grant date was delayed pending Pier 1 Imports’ fourth quarter and year-end earnings release and conference call.

									All other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base	Value of
			Under Non-Equity			Under Equity Incentive			of Shares	Securities	Price of	Stock and
			Incentive Plan Awards(1)			Plan Awards			of Stock	Underlying	Option	Option
	Grant	Meeting	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units(2)	Options(3)	Awards(4)	Awards(5)
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)	($)

Alexander W. Smith	N/A	N/A	N/A	N/A	N/A	—	N/A	—	N/A	N/A	N/A	N/A

Charles H. Turner	04/13/2007	03/27/2007	$32,250	$322,500	$483,750	—	N/A	—	12,000	60,000	$7.77	$293,190

Gregory S. Humenesky	04/13/2007	03/27/2007	$22,500	$225,000	$337,500	—	N/A	—	12,000	60,000	$7.77	$293,190

Jay R. Jacobs	04/13/2007	03/27/2007	$29,250	$292,500	$438,750	—	N/A	—	12,000	60,000	$7.77	$293,190

Phil E. Schneider (Employment ended August 6, 2007)	04/13/2007	03/27/2007	N/A	N/A	N/A	—	N/A	—	12,000	60,000	$7.77	$293,190

David A. Walker	04/13/2007	03/27/2007	$25,500	$255,000	$382,500	—	N/A	—	12,000	60,000	$7.77	$293,190

(1)	These columns show the potential value of the payout for each named executive officer, other than Mr. Smith, under the short-term incentive plan described above when the threshold, target or maximum amount of the Profit Goal for fiscal 2008 is met provided the named executive officer is employed at the end of the fiscal year. Mr. Schneider was not employed at the end of the fiscal year. The target calculation is based on the named executive officer’s fiscal 2008 annual base salary as of the last day of the fiscal year — March 1, 2008. The fiscal 2008 annual base salary in effect for cash incentive award calculations for Mr. Turner was $430,000; for Mr. Humenesky was $300,000; for Mr. Jacobs was $390,000; and for Mr. Walker was $340,000.

(2)	This column shows the number of time based restricted stock awards granted to the named executive officer, other than Mr. Smith, in fiscal 2008 pursuant to the Pier 1 Imports 2006 Stock Incentive Plan. These awards vest 33%, 33% and 34% respectively on each anniversary of the grant date provided that the named executive officer is employed on the vesting date. The restricted stock award agreement permits an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by electing to require Pier 1 Imports to purchase unrestricted shares otherwise deliverable. Mr. Schneider forfeited this restricted stock award upon his termination of employment with Pier 1 Imports on August 6, 2007.

(3)	This column shows the number of non-qualified stock options granted to each named executive officer, other than Mr. Smith, in fiscal 2008 pursuant to the Pier 1 Imports 2006 Stock Incentive Plan. All of these options become exercisable in annual installments of 25% on each of the four anniversaries of the date of grant, except that they become fully exercisable upon retirement, death, or disability. The stock option award agreement permits an employee to tender previously owned shares to pay the exercise price of an option and permits an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by the delivery of previously owned shares or the withholding of shares otherwise issuable upon exercise of the option. Options terminate (i) at the time of termination of employment if the employment ends without Pier 1 Imports’ consent, (ii) the earlier of expiration of the option term or the 91st day after the date of termination in the case of termination with the consent of Pier 1 Imports, (iii) the earlier of expiration of the option term or one year after death or disability, or (iv) the earlier of expiration of the option term, or three years after retirement (defined to be age 65 or over, or age 55 or over with at least 15 years of employment with Pier 1 Imports). Upon retirement, the option award becomes fully vested. Mr. Schneider’s employment with Pier 1 Imports was terminated on August 6, 2007 and his options became 100% vested upon his date of termination and exercisable for three years following the date of termination given his age and years of service as of that date.

(4)	This column shows the exercise price for the stock options granted, which was the closing market price of Pier 1 Imports’ common stock on April 13, 2007.

(5)	This column shows the full grant date fair value of the time based restricted stock awards and the stock options to the named executive officers under SFAS 123R in fiscal 2008. Generally, the full grant date fair value is the amount that Pier 1 Imports would expense in its financial statements over the award’s vesting schedule. As Messrs. Schneider and Walker were retirement eligible under the provisions of their stock option grant agreements under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan (given their respective age and years of employment with Pier 1 Imports), the fair value of their stock option awards were expensed in their entirety in fiscal 2008. The grant date fair value of the restricted stock awards was based on the closing price of Pier 1 Imports’ common stock on the date of grant of $7.77. For stock options, grant date fair value was calculated using the Black Scholes model value on the date of grant as $3.33. For additional information on the valuation assumptions, refer to note #10 to the Pier 1 Imports, Inc. consolidated financial statements in the 2008 Form 10-K. These amounts reflect Pier 1 Imports’ accounting expense and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards Table for the Fiscal Year Ended March 1, 2008

The following table provides information on the current outstanding stock option and restricted stock awards held by each named executive officer as of the end of fiscal 2008. Market value was determined using the closing price of Pier 1 Imports’ common stock of $5.24 (the NYSE closing price on February 29, 2008, which was the last business day of fiscal 2008).

		Option Awards						Stock Awards
											Equity
											Incentive
											Plan
										Equity	Awards:
				Equity						Incentive	Market or
				Incentive						Plan	Payout
				Plan					Market	Awards:	Value of
				Awards:					Value of	Number of	Unearned
		Number of	Number of	Number of				Number of	Shares or	Unearned	Shares,
		Securities	Securities	Securities				Shares or	Units of	Shares, Units	Units or
		Underlying	Underlying	Underlying				Units of	Stock	or Other	Other
		Unexercised	Unexercised	Unexercised		Option		Stock That	That	Rights That	Rights That
		Options	Options	Unearned		Exercise	Option	Have Not	Have Not	Have Not	Have not
		(#)	(#)	Options		Price	Expiration	Vested(4)	Vested	Vested(5)	Vested
Name	Grant Date(1)	Exercisable	Unexercisable(2)	(#)		($)	Date	(#)	($)	(#)	($)

Alexander W. Smith	02/19/2007	1,000,000				$6.6900	02/19/2017

	02/19/2007			2,000,000	(3)	$6.6900	02/19/2017

Charles H. Turner	10/12/2000	60,000				$10.4375	10/12/2010

	09/27/2001	75,000				$8.2600	09/27/2011

	09/26/2002	100,000				$20.3800	09/26/2012

	09/25/2003	100,000				$19.4000	09/25/2013

	06/28/2004	100,000				$17.2500	06/28/2014

	07/01/2005	10,000	10,000			$14.2500	07/01/2015

	06/23/2006	7,500	22,500			$7.5500	06/23/2016

	04/13/2007		60,000			$7.7700	04/13/2017

	07/01/2005							6,120	$32,069

	06/23/2006							7,370	$38,619

	04/13/2007							12,000	$62,880

	06/23/2006									12,000	$62,880

Gregory S. Humenesky	03/03/2005	2,500	2,500			$18.4900	03/03/2015

	07/01/2005	10,000	10,000			$14.2500	07/01/2015

	06/23/2006	7,500	22,500			$7.5500	06/23/2016

	04/13/2007		60,000			$7.7700	04/13/2017

	07/01/2005							6,120	$32,069

	06/23/2006							7,370	$38,619

	04/13/2007							12,000	$62,880

	06/23/2006									12,000	$62,880

		Option Awards					Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
				Equity					Incentive	Market or
				Incentive					Plan	Payout
				Plan				Market	Awards:	Value of
				Awards:				Value of	Number of	Unearned
		Number of	Number of	Number of			Number of	Shares or	Unearned	Shares,
		Securities	Securities	Securities			Shares or	Units of	Shares, Units	Units or
		Underlying	Underlying	Underlying			Units of	Stock	or Other	Other
		Unexercised	Unexercised	Unexercised	Option		Stock That	That	Rights That	Rights That
		Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have not
		(#)	(#)	Options	Price	Expiration	Vested(4)	Vested	Vested(5)	Vested
Name	Grant Date(1)	Exercisable	Unexercisable(2)	(#)	($)	Date	(#)	($)	(#)	($)

Jay R. Jacobs	09/17/1998	7,500			$8.5000	09/17/2008

	10/12/2000	45,000			$10.4375	10/12/2010

	09/27/2001	75,000			$8.2600	09/27/2011

	09/26/2002	100,000			$20.3800	09/26/2012

	09/25/2003	100,000			$19.4000	09/25/2013

	06/28/2004	100,000			$17.2500	06/28/2014

	07/01/2005	10,000	10,000		$14.2500	07/01/2015

	06/23/2006	7,500	22,500		$7.5500	06/23/2016

	04/13/2007		60,000		$7.7700	04/13/2017

	07/01/2005						6,120	$32,069

	06/23/2006						7,370	$38,619

	04/13/2007						12,000	$62,880

	06/23/2006								12,000	$62,880

Phil E. Schneider(6)	09/17/1998	30,000			$8.5000	09/17/2008

(Employment ended	09/14/1999	50,000			$5.8125	09/14/2009

August 6, 2007)	10/12/2000	60,000			$10.4375	08/06/2010

	09/27/2001	100,000			$8.2600	08/06/2010

	09/26/2002	100,000			$20.3800	08/06/2010

	09/25/2003	100,000			$19.4000	08/06/2010

	06/28/2004	100,000			$17.2500	08/06/2010

	07/01/2005	20,000			$14.2500	08/06/2010

	06/23/2006	30,000			$7.5500	08/06/2010

	04/13/2007	60,000			$7.7700	08/06/2010

David A. Walker	03/25/1998	1,800			$18.5000	03/25/2008

	09/17/1998	6,000			$8.5000	09/17/2008

	03/25/1999	3,500			$8.1875	03/25/2009

	09/14/1999	25,000			$5.8125	09/14/2009

	10/12/2000	60,000			$10.4375	10/12/2010

	09/27/2001	100,000			$8.2600	09/27/2011

	09/26/2002	100,000			$20.3800	09/26/2012

	09/25/2003	100,000			$19.4000	09/25/2013

	06/28/2004	100,000			$17.2500	06/28/2014

	07/01/2005	10,000	10,000		$14.2500	07/01/2015

	06/23/2006	7,500	22,500		$7.5500	06/23/2016

	04/13/2007		60,000		$7.7700	04/13/2017

	07/01/2005						6,120	$32,069

	06/23/2006						7,370	$38,619

	04/13/2007						12,000	$62,880

	06/23/2006								12,000	$62,880

(1)	For better understanding of this table, we have included an additional column showing the grant date of the stock options and restricted stock awards.

(2)	Stock options become exercisable in accordance with the vesting schedule below:

Grant Date	Vesting

07/01/2005, 06/23/2006 and 04/13/2007	25% per year beginning on the anniversary of grant date.

02/19/2007	As described and discussed in the Compensation Discussion and Analysis above, Option 1 for Mr. Smith vested in full on February 19, 2008.

(3)	Refer to the Compensation Discussion and Analysis above on Option 2 granted to Mr. Smith for a discussion of its vesting.

(4)	Time based restricted stock awards vest according to the following schedule:

Grant Date	Vesting

07/01/2005, 06/23/2006 and 04/13/2007	33%, 33% and 34% respectively on each anniversary of the grant date provided that the participant is employed at the vesting date.

(5)	Performance-based restricted stock awards vest according to the following schedule:

Grant Date	Vesting

06/23/2006	Cliff vest on February 28, 2009 if three-year cumulative EBITDA is at least $331,000,000 provided that the participant is employed at the end of the three fiscal years.

(6)	Upon the termination of Mr. Schneider’s employment on August 6, 2007, all unvested restricted stock awards (time and performance-based) were forfeited. His stock options are exercisable until the earlier of expiration of the option term of 10 years from the grant date, or August 6, 2010.

Option Exercises and Stock Vested Table for the Fiscal Year Ended March 1, 2008

The following table provides information for each named executive officer on (a) stock option exercises during fiscal 2008, including the number of shares acquired upon exercise and the value realized, and (b) the number of shares for which forfeiture restrictions lapse upon the vesting of time based restricted stock awards and the value realized. In each event the value realized is before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards(1)
	Number of			Number of
	Shares Acquired	Value Realized		Shares Acquired	Value Realized
	on Exercise	on Exercise		on Vesting	on Vesting
Name	(#)	($)	Grant Date	(#)	($)

Alexander W. Smith	0	$0	N/A	N/A	N/A
Charles H. Turner	0	$0	06/23/2006	3,630	$30,165
			07/01/2005	5,940	$50,431
Gregory S. Humenesky	0	$0	06/23/2006	3,630	$30,165
			07/01/2005	5,940	$50,431
Jay R. Jacobs	0	$0	06/23/2006	3,630	$30,165
			07/01/2005	5,940	$50,431
Phil E. Schneider	0	$0	06/23/2006	3,630	$30,165
(Employment ended			07/01/2005	5,940	$50,431
August 6, 2007)
David A. Walker	0	$0	06/23/2006	3,630	$30,165
			07/01/2005	5,940	$50,431

(1)	On June 23, 2006 and July 1, 2005, Messrs. Turner, Humenesky, Jacobs, Schneider and Walker were each granted 11,000 shares and 18,000 shares, respectively, of restricted stock that vest 33%, 33% and 34% on each anniversary of the grant date provided that the participant is employed at the vesting date. On June 23,

2007, the forfeiture restrictions lapsed on 3,630 shares with a market price of $8.31 as of that date. On July 1, 2007, the forfeiture restrictions lapsed on 5,940 shares with a market price of $8.49 as of that date.

Pension Benefits Table for the Fiscal Year Ended March 1, 2008

Pier 1 Imports’ chief executive officer and the named executive officers participate in a plan which was adopted by Pier 1 Imports in 1995 and is known as the Supplemental Retirement Plan. The plan provides upon death, disability, or retirement, or termination of employment (including termination of employment in certain circumstances as a result of a change in control) for reasons other than cause (as defined in the plan) each participant will receive a life annuity based on an annual benefit which generally equals 60% of the participant’s highest three-year average of annual salary and bonus offset by Social Security retirement benefits. As shown in Pier 1 Imports’ Form 8-K filed on November 15, 2007, Mr. Smith has been offered, and he has elected, a lump-sum payment option of the actuarial equivalent of his benefit. As shown in Pier 1 Imports’ Form 8-K filed on April 24, 2008, Messrs. Turner, Jacobs and Walker have been offered, and each has elected, a lump-sum payment option of the actuarial equivalent of his benefit. Effective April 20, 2008, Mr. Humenesky has been offered, and he has elected, a lump-sum payment option of the actuarial equivalent of his benefit. For the named executive officers (other than Mr. Smith), the annual life annuity amount cannot exceed $500,000. Mr. Smith’s benefit calculation is not subject to this limitation. Participation in the plan for Pier 1 Imports’ chief executive officer is governed by certain provisions of his employment agreement, which are outlined in the Employment Agreements discussion of the Compensation Discussion and Analysis above. For certain participants the plan also provides that in the event of disability or retirement, those participants and their dependents have the lifetime right to participate in comparable major medical and hospitalization insurance coverage as made available generally to Pier 1 Imports employees and their dependents. If the executive elects such coverage he must pay a portion of the total premium. In the event of termination of employment (for reasons other than cause) prior to retirement eligibility, the participant and his dependents have the right to participate in such comparable major medical and hospitalization insurance coverage during the 15 years immediately after the date the participant attains age 65. If the participant elects such coverage he must pay the total premium. Termination of employment in certain circumstances as a result of a change in control may constitute retirement under the plan.

The following table shows the present value of each named executive officer’s total accumulated benefit under Pier 1 Imports’ Supplemental Retirement Plan as of the fiscal year ended March 1, 2008.

		Present Value of	Payments
	Number of Years	Accumulated	During Last
	Credited Service(1)	Benefit	Fiscal Year
Name	(#)	($)	($)

Alexander W. Smith	8.67	$3,883,868 (2)	$0
Charles H. Turner	16	$1,855,880	$0
Gregory S. Humenesky	4	$11,799	$0
Jay R. Jacobs	30	$2,439,105	$0
Phil E. Schneider (Employment ended August 6, 2007)	22	$2,005,059 (3)	$74,673 (4)
David A. Walker	38	$1,258,690	$0

(1)	With the exception of Mr. Smith, the number of years of credited service for plan purposes equals the years of credited vesting service as determined by Pier 1 Imports’ 401(k) plan for the participant, regardless of whether the participant is actually participating in the 401(k) plan. In all cases except Mr. Smith, the years of credited service shown equals the named executive officer’s years of employment with Pier 1 Imports. Pursuant to his employment agreement, Mr. Smith was entitled to participate in the Supplemental Retirement Plan so as to achieve the same level of benefit as his accrued benefit under the supplemental executive retirement plan of his former employer. Therefore, Mr. Smith was credited with 10 years of plan participation upon enrollment in the plan and 6.67 years of credited service as of his employment date with Pier 1 Imports. The additional 6.67 years of credited service account for $3,104,410 of his total present value of accrued benefits of $3,883,868. In accordance with Pier 1 Imports’ 401(k) plan, and as of the end of fiscal 2008, Mr. Smith has achieved two additional years of credited service based upon his employment date.

(2)	Includes the present value of medical insurance premiums payable to Mr. Smith in the event of early retirement.

(3)	Includes the present value of medical insurance premiums paid for Mr. Schneider resulting from his early retirement as described below.

(4)	This amount includes $5,899 paid to Mr. Schneider for medical coverage under the plan ($1,926 of this medical amount was a tax gross-up).

Benefits under the plan for each participant are prorated for years of credited service with Pier 1 Imports of less than 20 years. In addition, each participant becomes vested in that benefit based on years of plan participation under the following schedule:

Years of Plan Participation	Vesting Percentage

Less than 1	0%
1 but less than 2	10%
2 but less than 3	20%
3 but less than 4	30%
4 but less than 5	40%
5 but less than 6	50%
6 but less than 7	60%
7 but less than 8	70%
8 but less than 9	80%
9 but less than 10	90%
10 or more	100%

Vesting is accelerated to 100% upon an early retirement, normal retirement, termination of employment in certain circumstances as a result of a change in control of Pier 1 Imports, or death or disability of the participant. The years of plan participation for Mr. Smith are 10 years, for Mr. Humenesky are 2 years, for Mr. Jacobs are 12 years, for Mr. Schneider are 11 years, for Mr. Turner are 12 years, and for Mr. Walker are 7 years.

None of the named executive officers qualifies for normal retirement under the plan, which requires a participant’s attainment of age 65. A participant qualifies for early retirement if the participant has at least 10 years of plan participation and retires at or after age 55 and before age 65. If a participant retires from Pier 1 Imports after age 55 but before age 65, the calculated benefit prior to adjustment for Social Security benefits is reduced by 5% for each year that retirement precedes age 65. Mr. Smith is eligible for early retirement. On the date Mr. Schneider’s employment ended with Pier 1 Imports, he was age 55 and qualified for early retirement.

Refer to note #9 to the Pier 1 Imports, Inc. consolidated financial statements in the 2008 Form 10-K for a discussion of the valuation method and material assumptions applied in quantifying the present value of the current accrued benefit for both plans shown in the Pension Benefits Table above.

Non-Qualified Deferred Compensation Table for the Fiscal Year Ended March 1, 2008

The following table shows the value as of the fiscal year ended March 1, 2008 of each named executive officer’s total benefit under each non-qualified deferred compensation plan of Pier 1 Imports in which the executive participates. Mr. Smith did not participate in either plan described below during fiscal 2008. Pier 1 Imports’ non-qualified deferred compensation plans are:

•	Pier 1 Imports Benefit Restoration Plan — The Pier 1 Imports Benefit Restoration Plan (“BRP”) was established by Pier 1 Imports in April 1990. The BRP permits select members of management and highly compensated employees of Pier 1 Imports to defer current compensation (generally W-2 earnings). Additionally, Pier 1 Imports recognizes the value of the past and present services of employees participating in the BRP by making matching contributions to employee deferrals plus paying interest earnings on the deferral and match amounts. Pier 1 Imports’ matching contribution is (i) 100% of the first one percent of the participant’s compensation deferral, and (ii) 50% of the next four percent of the participant’s compensation deferral.

Each participant’s deferral and matched amounts are credited at least quarterly with an amount of interest at an annual rate equal to Moody’s Corporate Bond Index plus 1%. Over the last three fiscal years, the annual interest rates have ranged from 6.63% to 7.13%. During fiscal 2008, the interest rates were 7.05% through December 31, 2007 and 7.03% January 1, 2008 through March 1, 2008. Participants’ accounts are paid to them upon separation from Pier 1 Imports in a lump-sum amount unless the participant has previously elected and qualified for a five-year installment form of payment. Participants may also elect an in-service lump-sum distribution with a 10% penalty for early withdrawal. Participants’ deferral amounts and the interest earned on those amounts are fully vested. No loans are permitted. Matching contributions and the interest earned on those contributions are subject to the same vesting requirements as Pier 1 Imports’ 401(k) retirement plan regardless of whether the participant is actually participating in the 401(k) plan. The 401(k) vesting schedule is 20% per year of service (as defined in the plan) beginning with two years of service. Participants are fully vested in Pier 1 Imports matching contributions plus earnings after six years of service with Pier 1 Imports.

Effective December 31, 2004, the BRP was closed to further contributions by participants. The plan was renamed the BRP I and Pier 1 Imports offered after that date the BRP II plan described below. Only vested account balances remain in the BRP I along with the interest continuing to be earned on those amounts.

•	Pier 1 Imports Benefit Restoration Plan II — All unvested BRP I amounts were transferred to the Pier 1 Imports BRP II. The BRP II has the same purpose as the BRP I, but was adopted to separate the portion of the BRP that became subject to new deferred compensation taxation laws effective January 1, 2005 generally referred to as 409A.

BRP II participants may defer pre-tax amounts of up to 20% of their compensation (generally W-2 earnings). Participants’ contributions and the interest earned on those contributions are fully vested. No loans are permitted. Pier 1 Imports’ matching contribution is (i) 100% of the first one percent of the participant’s compensation deferral, and (ii) 50% of the next four percent of the participant’s compensation deferral. Matching contributions and the interest earned on those contributions are subject to the same vesting requirements as Pier 1 Imports’ 401(k) retirement plan regardless of whether the participant is actually participating in the 401(k) plan. The 401(k) vesting schedule is 20% per year of service (as defined in the plan) beginning with two years of service. Participants are fully vested in Pier 1 Imports’ matching contributions plus earnings after six years of service with Pier 1 Imports.

Each participant’s deferral amount plus the Pier 1 Imports match is credited at least quarterly with an amount of interest at an annual rate equal to Moody’s Corporate Bond Index plus 1%. Over the last three fiscal years, the annual interest rates have ranged from 6.63% to 7.13%. During fiscal 2008, the interest rates were 7.05% through December 31, 2007 and 7.03% January 1, 2008 through March 1, 2008. The BRP II allows for an in-service lump-sum distribution for an unforeseen emergency. Unless participants elect to have their account balance paid out to them in five annual installments, then upon separation from Pier 1 Imports their current balance is paid out to them in lump-sum distribution, subject to delay as required by 409A.

Trusts have been established for the purpose of setting aside funds to be used to settle obligations under the benefit restoration plans. The trusts assets are consolidated in Pier 1 Imports’ financial statements and consist of interest yielding investments aggregating $1,459,000 at March 1, 2008. The trusts also own and are the beneficiaries of a number of insurance policies on the lives of current and past key executives. At March 1, 2008, the cash surrender value of these policies was $7,187,000. These investments are restricted and may only be used to satisfy BRP obligations. Any future contributions will be made at the discretion of the board of directors and may be made in the form of cash or other assets such as life insurance policies.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals /	Balance at Last
	Last Fiscal Year(1)	Last Fiscal Year(2)	Fiscal Year(3)	Distributions(4)	Fiscal Year-End(5)
Name	($)	($)	($)	($)	($)

Charles H. Turner
BRP I	$0	$0	$2,074	$313,536	$0
BRP II	$7,805	$5,853	$3,162	$0	$53,415
Gregory S. Humenesky
BRP II	$0	$0	$3,295	$0	$48,567
Jay R. Jacobs
BRP I	$0	$0	$27,089	$603,842	$0
BRP II	$18,087	$10,852	$10,664	$0	$171,359
Phil E. Schneider (Employment ended August 6, 2007)
BRP I	$0	$0	$35,857	$671,354	$0
BRP II	$13,588	$4,077	$6,655	$109,085	$0
David A. Walker
BRP I	$0	$0	$32,822	$0	$483,750
BRP II	$21,565	$10,783	$5,345	$0	$96,255

(1)	Reflects participation by Messrs. Turner, Humenesky, Jacobs, Schneider and Walker during fiscal 2008 in the Pier 1 Imports Benefit Restoration Plan II. These deferral amounts are included in each executive officer’s salary amount in the Summary Compensation Table above.

(2)	Reflects Pier 1 Imports’ matching contribution credited to the account of the named executive officer pursuant to the BRP II. These amounts are also included as All Other Compensation in the Summary Compensation Table above.

(3)	Reflects interest earnings on each compensation deferral listed plus applicable matching contributions. The interest earnings shown are the total amount of interest payments accrued. See footnote 4 to the Summary Compensation Table above for the above market earnings portion of these interest earnings in fiscal 2008.

(4)	In fiscal 2008, BRP I and BRP II plan account distributions for Mr. Schneider were made pursuant to the end of his employment. In addition, Mr. Jacobs and Mr. Turner elected an in-service lump-sum distribution of their BRP I accounts subject to a 10% penalty for early withdrawal which was netted out of the distributions shown in the table above. No other withdrawals or distributions were made to the named executive officers in fiscal 2008.

(5)	All executives listed in the table above are fully vested in the BRP I and BRP II with the exception of Mr. Humenesky who is 60% vested.

Potential Payments upon Termination or Change in Control

The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements to which they are a party for various scenarios including a change in control or termination of employment, assuming the event occurred on March 1, 2008 and, where applicable, using the closing price of Pier 1 Imports’ common stock of $5.24 (the NYSE closing price on February 29, 2008). The table below does not include normal (versus early) retirement payout information because as of March 1, 2008 none of the named executive officers who participate in Pier 1 Imports’ Supplemental Retirement Plan were eligible for normal retirement. Mr. Schneider is excluded from the tabular discussion below as his employment with Pier 1 Imports ended on August 6, 2007. On October 29, 2007, Mr. Schneider was paid $366,250 for settlement of his post-employment consulting agreement in connection with the end of his employment. Retirement benefits and payments to Mr. Schneider are set forth in the Summary Compensation, the Pension Benefits and the Non-Qualified Deferred Compensation Tables above. For additional information regarding the Supplemental Retirement Plan, please reference the Pension Benefits discussion above. Potential payments to our named executive officers upon termination of employment under Pier 1

Imports’ non-qualified deferred compensation arrangements are discussed in the Non-Qualified Deferred Compensation Table above.

This disclosure is based on the terms and provisions of the plans as they existed at the end of Pier 1 Imports’ fiscal year 2008, and Pier 1 Imports’ interpretation of these terms and provisions at that time. One or more of the plans identified may allow the administration committee of such plan to amend the plan or award grant agreements pursuant to the plan subject to certain restrictions, or both. In such an event, the disclosures shown below would vary depending on the amendment or restriction.

Mr. Smith’s employment agreement contains non-solicitation and non-competition agreements binding Mr. Smith for one year following termination of employment. Additionally, stock option grants under the 1989 Plan, 1999 Plan and 2006 Plan (as described in the footnotes below) are subject to certain non-competition, non-solicitation and confidentiality agreements which, if violated by an optionee during employment, or within three years after termination of employment in the event of early retirement, will result in termination of the option grant.

					Voluntary		Involuntary		For
					Good		Without		Cause		Change
	Voluntary		Early		Reason		Cause		Termin-		in
	Termination		Retirement		Termination		Termination		ation		Control		Death		Disability
	($)		($)		($)		($)		($)		($)		($)		($)

Alexander W. Smith
Employment Agreement Compensation/Benefits	$0		N/A		$2,100,000	(13)	$2,100,000	(13)	$0		$0		$0		$262,500	(13)
Supplemental Retirement Plan(1)
Benefit Payment	$4,505,700		$4,505,700		$4,505,700		$4,505,700		$0		$7,772,768		$1,371,097		$4,505,700
Insurance Premiums	$80,717		$80,717		$80,717		$80,717		$0		$80,717		$0		$80,717
Stock Options	$0		N/A		$0	(13)	$0	(13)	$0		$0		$0		$0	(13)
Charles H. Turner
Post-Employment Consulting Agreement(14)
Salary Continuation	$0		N/A		$860,000		$860,000		$0		N/A		N/A		N/A
Insurance Premiums	$0		N/A		$10,463		$10,463		$0		N/A		N/A		N/A
Supplemental Retirement Plan(1)
Benefit Payment	$1,855,880		N/A		$1,855,880		$1,855,880		$0		$4,912,494		$1,606,531		$2,235,641
Insurance Premiums	$0		N/A		$0		$0		$0		$97,658		$0		$97,658
Restricted Stock Awards
Time Based	$0	(2)	N/A	(3)	$0	(2)	$101,499	(4)	$0	(2)	$133,568	(5)	$101,499	(6)	$101,499	(6)
Performance-based	$0	(2)	N/A	(3)	$0	(2)	$62,880	(4)	$0	(2)	$62,880	(5)	$62,880	(6)	$62,880	(6)
Stock Options	$0	(7)	N/A	(8)	$0	(7)	$0	(9)	$0	(10)	$0	(11)	$0	(12)	$0	(12)
Gregory S. Humenesky
Supplemental Retirement Plan(1)
Benefit payment	$11,799		N/A		$11,799		$11,799		$0		$122,638		$39,699		$115,890
Insurance Premiums	$0		N/A		$0		$0		$0		$58,172		$0		$58,172
Restricted Stock Awards
Time Based	$0	(2)	N/A	(3)	$0	(2)	$101,499	(4)	$0	(2)	$133,568	(5)	$101,499	(6)	$101,499	(6)
Performance-based	$0	(2)	N/A	(3)	$0	(2)	$62,880	(4)	$0	(2)	$62,880	(5)	$62,880	(6)	$62,880	(6)
Stock Options	$0	(7)	N/A	(8)	$0	(7)	$0	(9)	$0	(10)	$0	(11)	$0	(12)	$0	(12)
Jay R. Jacobs
Post-Employment Consulting Agreement(14)
Salary Continuation	$0		N/A		$780,000		$780,000		$0		N/A		N/A		N/A
Insurance Premiums	$0		N/A		$8,214		$8,214		$0		N/A		N/A		N/A
Supplemental Retirement Plan(1)
Benefit payment	$2,439,105		N/A		$2,439,105		$2,439,105		$0		$5,636,255		$1,949,799		$2,516,324
Insurance Premiums	$0		N/A		$0		$0		$0		$99,104		$0		$99,104
Restricted Stock Awards
Time Based	$0	(2)	N/A	(3)	$0	(2)	$101,499	(4)	$0	(2)	$133,568	(5)	$101,499	(6)	$101,499	(6)
Performance-based	$0	(2)	N/A	(3)	$0	(2)	$62,880	(4)	$0	(2)	$62,880	(5)	$62,880	(6)	$62,880	(6)
Stock Options	$0	(7)	N/A	(8)	$0	(7)	$0	(9)	$0	(10)	$0	(11)	$0	(12)	$0	(12)
David A. Walker
Post-Employment Consulting Agreement(14)
Salary Continuation	$0		N/A		$680,000		$680,000		$0		N/A		N/A		N/A
Insurance Premiums	$0		N/A		$12,443		$12,443		$0		N/A		N/A		N/A
Supplemental Retirement Plan(1)
Benefit payment	$1,258,690		N/A		$1,258,690		$1,258,690		$0		$3,702,671		$1,522,474		$2,447,300
Insurance Premiums	$0		N/A		$0		$0		$0		$87,925		$0		$87,925
Restricted Stock Awards
Time Based	$0	(2)	$101,499	(3)	$0	(2)	$101,499	(4)	$0	(2)	$133,568	(5)	$101,499	(6)	$101,499	(6)
Performance-based	$0	(2)	$62,880	(3)	$0	(2)	$62,880	(4)	$0	(2)	$62,880	(5)	$62,880	(6)	$62,880	(6)
Stock Options	$0	(7)	$0	(8)	$0	(7)	$0	(9)	$0	(10)	$0	(11)	$0	(12)	$0	(12)

(1)	The amounts shown for voluntary termination, voluntary good reason termination, and involuntary without cause termination represent the present value of the life annuity termination benefit for each named executive officer, other than Mr. Smith, under the indicated plan which is payable beginning at age 65. For Mr. Smith, the amounts shown represent a lump-sum amount of the actuarial equivalent of his benefit under the plan given his eligibility for early retirement under the plan. The amount shown for change in control represents the present value of the life annuity payment and insurance premiums for each named executive officer (for Mr. Smith, the lump-sum amount of the actuarial equivalent of his benefits) assuming the executive officer is involuntarily terminated other than for cause or leaves the employment of Pier 1 Imports for good reason (as defined in the plan) within 24 months of a change in control (as defined in the plan) of Pier 1 Imports.

(2)	Under grant agreements pursuant to the 1993 Management Restricted Stock Plan (“1993 Plan”) and the 2006 Stock Incentive Plan (“2006 Plan”) termination of employment for any reason results in a forfeiture to Pier 1 Imports of all unvested restricted stock awards. The amounts shown in the table assume that the vesting acceleration discussed in footnote 4 or 5 below does not occur upon a voluntary termination of employment.

(3)	Under the 2006 Plan, the plan’s administrative committee (“Committee”) may, in its discretion, notwithstanding the grant agreement, upon a participant’s retirement fully vest any and all Pier 1 Imports’ common stock awarded pursuant to a restricted stock award. Although the plan does not define retirement, for the purposes of this table, eligibility for early retirement assumes attainment of age 55 plus 15 years of service with Pier 1 Imports, and eligibility for normal retirement assumes age 65 regardless of years of service. These are the same parameters for early retirement and normal retirement used in Pier 1 Imports’ stock option grants. The amount shown for Mr. Walker, who is eligible for early retirement on March 1, 2008, assumes the Committee, in its discretion, fully vested the restricted stock grants under the 2006 Plan. Value shown is market price on March 1, 2008 of $5.24 per share times the number of shares. Messrs. Turner, Humenesky and Jacobs, given their ages of 51, 56 and 53, respectively, were not eligible for early retirement under the above parameters. Although Mr. Humenesky has attained the age of 55, he does not have 15 years of service with Pier 1 Imports to be eligible for early retirement.

(4)	Under the 2006 Plan the Committee in its discretion may, notwithstanding the grant agreement, upon termination without cause, fully vest any and all Pier 1 Imports’ common stock awarded pursuant to a restricted stock award. The amount shown assumes the Committee fully vested any and all restricted stock grants under the 2006 Plan. Value shown is market price on March 1, 2008 of $5.24 per share times the number of shares.

(5)	Under the 1993 Plan, the compensation committee of the board of directors may accelerate the vesting of restricted stock awards if such action is in the best interest of Pier 1 Imports. Under the 2006 Plan the Committee may, in its discretion, upon a corporate change (as defined in the plan) fully vest any or all common stock awarded pursuant to a restricted stock award. This amount assumes the Committee fully vested the restricted stock grants under the 1993 Plan and 2006 Plan. Value shown is market price on March 1, 2008 of $5.24 per share times the number of shares.

(6)	Under the 2006 Plan, the Committee, in its discretion, may upon death or disability fully vest a restricted stock award. The amount shown assumes the Committee fully vested the restricted stock grants under the 2006 Plan. Value shown is market price on March 1, 2008 of $5.24 per share times the number of shares. The 1993 Plan includes death and disability as termination of employment events.

(7)	Grants of stock options under Pier 1 Imports’ 1989 Employee Stock Option Plan (“1989 Plan”), 1999 Stock Plan (“1999 Plan”) and the 2006 Plan each allows upon a termination with the consent of Pier 1 Imports for the optionee to have until the earlier of (a) the expiration of the option term, or (b) the 91st day after the date of termination (three months in the 1989 Plan) to exercise any shares vested as of the date of termination. No named executive officer has stock options with an intrinsic value.

(8)	Under the 1989 Plan, 1999 Plan and the award agreements pursuant to the 2006 Plan, eligibility for early retirement requires attainment of the age of 55 years, plus 15 years of service with Pier 1 Imports. Eligibility for normal retirement is attained at age 65 regardless of years of service. Under the 1999 Plan and the award agreements pursuant to the 2006 Plan the vesting of all options is accelerated upon retirement. The 1989 Plan allows the optionee to exercise all shares that are vested on the date of retirement; however, all options under the 1989 Plan are fully vested. Optionees would have until the earlier of (a) the expiration of the option term, or (b) three years from the date of retirement to exercise the vested shares. Only Mr. Walker is eligible for early retirement given his age and years of service with Pier 1 Imports. No named executive officer has stock options with an intrinsic value.

(9)	Upon termination of employment with the consent of Pier 1 Imports, optionees have until the earlier of (a) the expiration of the option term, or (b) the 91st day after the date of termination (three months in the 1989 Plan) to exercise the shares vested as of termination. No named executive officer has stock options with an intrinsic value.

(10)	Upon termination for cause, all options terminate at the termination of employment.

(11)	Upon a change in control event (as defined in the 1999 Plan), options granted under the 1999 Plan would automatically vest unless Pier 1 Imports’ board of directors determines otherwise prior to the change in control event. Under the 2006 Plan, upon a corporate change (as defined in the plan) the vesting of options may be accelerated, the options may be surrendered for a cash payment or adjusted at the discretion of the Committee or the Committee may determine to make no changes to the options. The 1989 Plan does not address change in control. Assuming that upon a change in control or corporate change an acceleration of the vesting of the options granted under the 1999 Plan and 2006 Plan occurs, no named executive officer has stock options with an intrinsic value. The exercise term would be determined by the Committee.

(12)	Upon the death or disability of an optionee, the options granted under the 1999 Plan and the 2006 Plan become fully exercisable to the extent of all unexercised shares, and may be exercised by the optionee, or in the case of death by the optionee’s estate, until the earlier of (a) the expiration of the option term, or (b) the first anniversary date of such death or disability. Options granted under the 1989 Plan allow in the event of disability or death of an optionee that the optionee, or the executor or administrator of the optionee’s estate, may exercise the options to the extent they are vested until the earlier of (a) expiration of the option term, or (b) the first anniversary of the date of death or disability. No named executive officer has stock options with an intrinsic value.

(13)	If Mr. Smith’s employment ended as of the end of fiscal 2008 due to a voluntary good reason termination or an involuntary without cause termination, then pursuant to his employment agreement Mr. Smith would be entitled to receive through the term of the agreement his compensation and benefits and 1,000,000 shares of Option 2 would vest. At the end of fiscal 2008, Option 2 had no intrinsic value. Mr. Smith would also be entitled to receive the bonus earned in fiscal 2008 as set forth in the Summary Compensation Table above. In the event of Mr. Smith’s disability which results in termination of employment, then pursuant to his employment agreement Mr. Smith would be entitled to receive 13 weeks of compensation and benefits, and any vesting of Option 2 which occurs in the 13-week period. After the 13-week period Mr. Smith would participate in any Pier 1 Imports short-term or long-term disability plans to which he is eligible. Change in control does not constitute a termination event under the agreement, and the death of Mr. Smith ends the employment agreement.

(14)	Post-employment consulting agreement amounts shown are the maximum consulting fee payable, which amount is subject to reduction when payment of full retirement benefits begin. As mentioned in the Compensation Discussion and Analysis above, these agreements have been mutually terminated by the parties as of April 20, 2008.

OTHER BUSINESS

Pier 1 Imports does not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

Shareholder Proposals for 2009 Annual Meeting

To be included in the proxy statement relating to the 2009 annual meeting of shareholders, shareholder proposals made pursuant to SEC Rule 14a-8 must be received by Pier 1 Imports’ corporate secretary no later than 5:00 p.m., local time, January 15, 2009.

In order to bring a matter before the 2009 annual meeting of shareholders that is not contained in the proxy statement, a shareholder must comply with the advance notice provisions of Pier 1 Imports’ by-laws. Pier 1 Imports’ by-laws require that it receive notice of the matter no earlier than March 22, 2009, and no later than April 21, 2009. You may contact Pier 1 Imports’ corporate secretary to find out what specific information regarding the matter must be included with the advance notice.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by completing and returning the enclosed proxy card or by voting by telephone or the Internet.

Michael A. Carter
Senior Vice President and General Counsel,
Corporate Secretary

May 15, 2008

APPENDIX A

PIER 1 IMPORTS, INC.
STOCK PURCHASE PLAN

Restated As Amended June 20, 2008

PURPOSE OF PLAN

The purpose of the Pier 1 Imports, Inc. Stock Purchase Plan (the “Plan”), which was established in 1980 and was most recently amended and restated on June 25, 2004, is to provide Eligible Participants of Pier 1 Imports, Inc. and its employing affiliates with the opportunity to acquire an ownership interest in Pier 1 Imports, Inc. and thereby provide those who will be responsible for the continued growth of Pier 1 Imports, Inc. with a more direct concern about its welfare and a common interest with other shareholders of Pier 1 Imports, Inc. The Plan provides a voluntary method of acquiring shares of Common Stock in convenient installments by compensation deductions, supplemented by contributions from the Company. The Board of Directors of Pier 1 Imports, Inc. has adopted this restatement and amendment of the Plan, subject to approval by the shareholders of Pier 1 Imports, Inc. at their annual meeting on June 20, 2008. Upon approval by the shareholders of Pier 1 Imports, Inc., the Plan as amended and restated herein shall become effective as herein provided.

SUSPENSION PERIOD

On January 24, 2008, the Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors, approved a resolution (i) to suspend Participant compensation deductions, Company matching contributions and enrollment of new Participants under the Plan and (ii) to suspend purchases of shares of Common Stock under the Plan, each to occur after the last event in which Participant compensation deductions plus Company matching contributions could be used to purchase shares of Common Stock within the authorized aggregate amount for issuance under the Plan of 1,500,000 shares of Common Stock. The effective date of the suspension was March 29, 2008 (the “Suspension Date”). The suspension period (the “Suspension Period”) began on the Suspension Date and will end as soon as administratively practicable after the Plan as amended and restated herein is approved by the shareholders at their annual meeting on June 20, 2008. Should the amended and restated Plan not be approved at that meeting, then the Suspension Period will continue. During the Suspension Period, all other aspects of the Plan will continue in full force and effect.

ARTICLE I

ELIGIBILITY

All employees of the Company who have attained the age of majority of their state or province of residence and have completed 60 days of continuous employment with the Company will be eligible to participate in the Plan at their election; provided, however, that a Participant who has withdrawn from the Plan will again be eligible to participate only after a period of 6 months from the date of such withdrawal. Directors will also be eligible to participate in the Plan at their election, provided, however, that Directors who are also employees of the Company will be governed by all provisions of the Plan, including eligibility requirements, applicable to employees of the Company.

No amounts from an employee Participant’s Account will be used to purchase shares of Common Stock if immediately after such purchase such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company (including any stock attributable to such employee under Section 424(d) of the Code).

ARTICLE II

PARTICIPATION

An Eligible Participant at his election may enroll as a Participant by completing and signing a compensation deduction authorization form. Such forms may be obtained through the Human Resources Department of the Eligible Participant’s employer or, in the case of a non-employee Director, from the Company. Enrollment shall become effective and the Company will establish an Account for an Eligible Participant as soon as practicable after the signed compensation deduction authorization form is received by the Eligible Participant’s employer or, in the case of a non-employee Director, is received by the Company.

ARTICLE III

METHOD OF OPERATION

Pier 1 Imports, Inc., assisted by the Administrative Committee, will administer the Plan and will establish an Account in the name of each Participant. The Company will deduct funds from each Participant’s pay as authorized and will credit monthly the Plan Account of such Participant with such deducted fund amounts plus Company contribution amounts established pursuant to Article V on behalf of Participant. Such amounts will be used as soon as administratively practicable to purchase shares of Common Stock (i) in the open market by a Broker designated by the Administrative Committee, or (ii) directly from Pier 1 Imports, Inc. No purchases of Common Stock, however, through a Broker may be made at a price which is greater than the fair market value of the Common Stock at the time of the purchase. Purchases of shares of Common Stock from Pier 1 Imports, Inc. will be at an average price per share determined over an allocation period, each as established by the Administrative Committee from time to time. Purchased shares will be allocated to the Accounts of Participants, at the average price per share for open market purchases or the average price per share as established by the Administrative Committee, as the case may be, in proportion to the funds received for each respective Account. Allocation will be made in full shares of Common Stock and fractional interests therein to the one-thousandth of a share. Any Broker’s commissions or markups on purchases made by a Broker will be paid by Pier 1 Imports, Inc.

ARTICLE IV

COMPENSATION DEDUCTIONS

An employee Participant, including an employee Participant who is also a Director, will specify in a deduction authorization form the amount to be withheld from his Compensation, with a minimum of $2.50 per week and a maximum of 20% of his Compensation. A non-employee Director will specify in a deduction authorization form the amount to be withheld from his cash director compensation payments. A non-employee Director may not contribute any amounts in excess of his cash director compensation payments. Deductions from Compensation or deductions from a non-employee Director’s cash director compensation payments, as the case may be, will be made from each check payable to a Participant, and such authorization will remain effective until revised or terminated as hereinafter provided.

Deductions from Compensation or deductions from a non-employee Director’s cash director compensation payments, as the case may be, may be increased or decreased (subject to the minimum and maximum limitations set forth above) at any time by the Participant completing a new deduction authorization form and submitting it to the Human Resources Department of the Participant’s employer, or to the Company in the case of a non-employee Director. Commencement of deductions and increases or decreases of deductions will become effective as of the first day of a payroll period, provided that it is administratively practicable, after a Participant’s request is received. With respect to non-employee Directors, all references to “the first day of a payroll period” herein means the date of a cash director compensation payment.

ARTICLE V

COMPANY CONTRIBUTIONS

The Company will contribute an amount equal to 25% of the Compensation deduction of each employee Participant, including an employee Participant who is also a Director, for the purchase of Common Stock under the Plan for each Participant. The Company will contribute an amount equal to 25% of the non-employee Director’s deduction from his cash director compensation payments for the purchase of Common Stock under the Plan for such non-employee Director.

ARTICLE VI

TERMINATION OF COMPENSATION DEDUCTIONS

A Participant’s compensation deduction authorization shall automatically terminate upon death, termination of employment or cessation of service as a Director, as the case may be. Compensation deductions may also be voluntarily terminated at any time by Participant’s written notice to the Human Resources Department of the Participant’s employer, or notice to the Company with respect to a non-employee Director Participant (“Withdrawal Request”). Voluntary termination of deductions shall become effective as of the first day of a payroll period, provided that it is administratively practicable, and after receipt of a Withdrawal Request. After termination of compensation deductions, a Participant’s Account shall be closed in accordance with the terms set forth in Article IX.

ARTICLE VII

TERM; AMENDMENT OR TERMINATION OF PLAN

Unless previously terminated by the Board of Directors, the Plan will automatically terminate on the earlier of (i) the fifth anniversary of the Effective Date (i.e., June 20, 2013), or (ii) when an aggregate of 2,500,000 shares of Common Stock, plus 41,025 authorized shares of Common Stock which remained available for issuance under the Plan on the Suspension Date, have been issued after the Effective Date. The Board of Directors reserves the right to amend, suspend or terminate the Plan at any time. Any such action will not result in the forfeiture of any funds deducted from the compensation of any Participant or contributed by the Company on behalf of any Participant, or of any Common Stock shares or fractional interest in Common Stock shares held in a Participant’s Account, or of any dividends or other distributions in respect of such shares, which occur before the effective date of the amendment, suspension or termination of the Plan.

Any amendment to the Plan will be submitted to the shareholders of Pier 1 Imports Inc. for approval by the affirmative vote of a majority of the shares of the Common Stock present or represented by proxy and entitled to a vote on the matter at a meeting called therefor, if the amendment would:

(a) materially increase the benefits accruing to Participants; or

(b) materially increase the number of shares of Common Stock which may be issued under the Plan; or

(c) materially modify the requirements as to eligibility for participation in the Plan.

ARTICLE VIII

PARTICIPANTS’ ACCOUNTS

Each Participant for whose Account purchases of shares of Common Stock were allocated acquires full ownership of all such allocated shares and any fractional interest therein. All shares will be registered in the name of the Plan and will remain so registered until delivery of the shares to the Participant pursuant to the Plan. Shares of Common Stock held by the Plan in a Participant’s Account may not be sold or assigned, nor may a security interest in such shares be granted. A Participant’s compensation deductions will terminate if he grants a security interest or sells or assigns his interest in the Plan.

A Participant’s Account will be credited with all dividends, if any, paid with respect to the full shares and any fractional interest in shares held in his Account. All cash dividends will be reinvested in Common Stock following payment thereof.

Stock dividends and/or any stock splits with respect to shares of Common Stock held in a Participant’s Account will be credited to the Account without charge. Distributions of other securities and rights to subscribe may be sold at the direction of the Administrative Committee, and the proceeds will be handled in the same manner as a cash dividend.

A Participant will receive quarterly and annual statements of his Account. The Company will send to each Participant as soon as administratively practicable, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by Pier 1 Imports, Inc. to its shareholders. Upon receipt of instructions from a Participant, the Administrator of the Plan will vote, or exercise dissenter’s rights when applicable, shares of Common Stock in Participant’s Account in accordance with the instructions of Participant. In addition, the Administrator of the Plan will vote, or exercise dissenter’s rights when applicable, shares of Common Stock in Participants’ Accounts for which no instructions were received in the same proportion as shares for which instructions were received are voted.

In the event of a tender offer for Common Stock, the Company will send to each Participant the tender offer documents and other materials relating to such tender offer that are received by the Plan as a holder of Common Stock, together with a form to provide instructions whether to direct the Administrator of the Plan to tender into the tender offer the Common Stock in a Participant’s Account. Upon receipt of instructions from a Participant, the Administrator of the Plan will take such action as directed by Participant. In addition, the Administrator of the Plan will tender into such tender offer only that number of shares of Common Stock for which valid instructions were not received from Participants that bears the same ratio to the total of all shares for which valid instructions were not received as the number of shares for which valid instructions to tender into the tender offer bears to the total number of shares in Participants’ Accounts.

ARTICLE IX

WITHDRAWAL FROM THE PLAN AND
DISTRIBUTION OF SHARES

A Participant may withdraw from the Plan at any time by delivering a Withdrawal Request as set forth in Article VI. Upon such withdrawal from the Plan, all shares in the Account of such Participant shall be distributed to the Participant as soon as administratively practicable after the end of the month in which the Withdrawal Request is received. A Participant who withdraws from the Plan may not re-enter the Plan until 6 months after such withdrawal. After that time, the Participant may re-enter the Plan by following the procedures set forth in Article II.

Any Participant, or the estate of any Participant, whose compensation deduction authorization is automatically terminated as set forth in Article VI, may submit a Withdrawal Request and close their Account. If a Withdrawal Request is not submitted, then all shares in such Account shall be automatically distributed to such former employee or such former employee’s estate, as the case may be, at the same time and in the same manner as shares are distributed to Participants pursuant to the following paragraph.

All shares in the Account of each Participant shall be automatically distributed to the Participant at least once each calendar year. The Company may at its option make all distributions under this Article IX electronically in book-entry form which may include delivery of fractional shares.

ARTICLE X

RESALE OF STOCK ACQUIRED FROM THE PLAN

Participants who are deemed to be “affiliates” of Pier 1 Imports, Inc. within the meaning of the Securities Act of 1933 (“Act”) may sell or transfer such shares only in accordance with the provisions of Rule 144 under such Act, in a transaction otherwise exempt from registration under such Act or pursuant to an effective registration under such Act. Additionally, all sales of Common Stock shall be subject to and in compliance with the Pier 1 Imports, Inc. insider trading policies and procedures and all applicable laws, rules and regulations.

ARTICLE XI

MISCELLANEOUS

Neither the act of establishing the Plan nor any provision hereof or action taken hereunder shall be construed as giving any Participant the right to be retained as an employee or Director of the Company, and the right of the Company to dismiss or discharge any employee, and the right of the shareholders of Pier 1 Imports, Inc. to elect Directors of Pier 1 Imports, Inc., are specifically reserved.

Pier 1 Imports, Inc. may require compliance with or satisfaction of any legal requirement which may be deemed by it necessary as a condition for participation in the Plan or for distribution or payment of interests or benefits thereunder.

By his act of participating in the Plan, or of accepting any benefits hereunder, a Participant and any person claiming under or through him shall thereby be conclusively deemed to have accepted and consented to the application to him of the provisions of the Plan.

Neither Pier 1 Imports, Inc. nor any of its subsidiaries both corporate and non-corporate (including, but not limited to, any statutory trust), nor any Director, officer, employee or agent of Pier 1 Imports, Inc. or any of its subsidiaries both corporate and non-corporate (including, but not limited to, any statutory trust), warrants or represents in any way to any Participant that the value of Common Stock will increase or will not decrease or that dividends will be paid on Common Stock, either at all or at any particular level. Each Participant assumes all risks in connection with changes in value of Common Stock and all risks that dividends may not be paid, either at all or at any particular level.

Any words used herein in the masculine gender shall be construed as though they were used in the feminine gender wherever appropriate.

Upon voluntary or automatic withdrawal by a Participant from the Plan, shares may be distributed from the Plan electronically in book-entry form and may include fractional shares. If the Company elects to distribute only full shares from the Plan, then any fractional shares shall be valued at a fair market value and distributed in cash in conjunction with the distribution of full shares.

The Plan is hereby amended and restated in its entirety effective as of June 26, 2008, subject to shareholder approval as stated above.

ARTICLE XII

DEFINITIONS

For the purpose of the Plan, unless the context clearly or necessarily indicates the contrary, the following words and phrases shall have the meanings set forth in the definitions below:

a. “Account” shall mean the separate Account established and maintained for each Participant pursuant to Article VIII hereof.

b. “Administrative Committee” shall mean the committee which may be from time to time formed to assist Pier 1 Imports, Inc. in the administration of the Plan, the members of which shall be appointed by the Board of Directors. The Administrative Committee shall be comprised of not less than two “Non-Employee Directors” of Pier 1 Imports, Inc. as that term is defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended. The Administrative Committee will be the Compensation Committee of the Board provided that the above requirements are met, in which event no additional appointment shall be necessary by the Board of Directors.

c. “Administrator of the Plan” shall mean Pier 1 Imports, Inc.

d. “Board of Directors” shall mean the Board of Directors of Pier 1 Imports, Inc.

e. “Broker” shall mean the broker appointed by the Administrative Committee pursuant to Article III.

f. “Code” shall mean the Internal Revenue Code of 1986, as amended.

g. “Common Stock” shall mean shares of common stock, par value $1 per share, of Pier 1 Imports, Inc.

h. “Company” shall mean Pier 1 Imports, Inc., a Delaware corporation, its successors and assigns and any of its subsidiaries both corporate and non-corporate (including, but not limited to, any statutory trust) any of which has employees and which shall adopt the Plan by action of its board of directors, or other governing person or entity, if applicable.

i. “Compensation” shall mean the total of all amounts paid by an employer to or for the benefit of an employee Participant for services rendered or labor performed for the employer which are required to be reported on the Participant’s federal income tax withholding statement or statements (Form W-2, Box 1 or its subsequent equivalent), subject to the following exclusions: taxable income resulting from the exercise of stock options, non-cash compensation (i.e., non-cash awards), moving expense reimbursements, cash and non-cash fringe benefits, expense allowances, expense reimbursements, payments of deferred compensation, welfare benefits, severance pay, supplemental disability pay, relocation pay and compensation earned before an employee was first eligible to participate in the Plan.

j. “Director” shall mean an individual who is a member of the Board of Directors.

k. “Effective Date” shall mean June 20, 2008, provided that the Plan as amended and restated herein is approved by the shareholders of Pier 1 Imports, Inc. at their annual meeting on that day, as may be continued.

l. “Eligible Participant” shall mean any employee, including any employee who is a Director, or a non-employee Director who meets the requirements stated in Article I.

m. “Participant” shall mean any employee or non-employee Director who elects in accordance with the provisions of the Plan to participate in the Plan through compensation deductions pursuant to Article II.

n. “Plan” shall mean the Pier 1 Imports, Inc. Stock Purchase Plan, as amended and restated herein.

Signed effective as amended and restated June 20, 2008 (the “Effective Date”)

Pier 1 Imports, Inc.,
a Delaware corporation

By:
Gregory S. Humenesky
Executive Vice President

Driving Directions
for the
Pier 1 Imports, Inc.
Annual Meeting of Shareholders
at
Pier 1 Imports, Inc.’s Corporate Headquarters
100 Pier 1 Place, Fort Worth, Texas 76102
at
10:00 a.m., local time
on
June 20, 2008

Reminder:  You must present your admission ticket at the admissions table in order to attend the Pier 1 Imports, Inc. Annual Meeting of Shareholders. Doors will open at 9:00 a.m., local time.

Below are directions to Pier 1 Imports’ corporate headquarters from various locations in the surrounding area.

From DFW Airport:

•	Take the south exit from the airport.
•	After passing through the tollgate, take Hwy. 183 west to Fort Worth. (Follow signs to Fort Worth.)
•	Hwy. 183 will merge with Hwy. 121.
•	Stay on Hwy. 121 to downtown Fort Worth.
•	Take the Belknap exit.
•	Belknap will split into Summit Ave (left) and Forest Park Blvd (right). Merge left onto Summit Ave.
•	Go through the light and take an immediate right into Pier 1 Imports. Follow directions for parking.

From Downtown Dallas:

•	Take I-30 west from I-35E intersection.
•	After approximately 30 miles, take the Summit Avenue exit.
•	Turn RIGHT on Summit Avenue. Continue for approximately 1/2 mi.
•	Turn LEFT on 5th Street.
•	Turn RIGHT into Pier 1 Imports. Follow directions for parking.

From North Dallas:

•	Take I-635 (LBJ Freeway) west to Hwy. 121.
•	Go south on Hwy. 121.
•	Follow signs to downtown Fort Worth.
•	Take the Belknap exit.
•	Belknap will split into Summit Ave (left) and Forest Park Blvd (right). Merge LEFT onto Summit Ave.
•	Go through the light and take an immediate right into Pier 1 Imports. Follow directions for parking.

From West Fort Worth:

•	Take I-30 East.
•	Take the Forest Park Blvd exit and turn LEFT at the light.
•	Forest Park Blvd turns into N Forest Park Blvd.
•	Turn RIGHT on W 5th Street.
•	Continue on W 5th Street for approx 1/5 mile. Turn LEFT into Pier 1 Imports. Follow directions for parking.

Parking will be available on a first-come, first-served basis.

If you have any further questions about attending the meeting, please call our Investor Relations Department at (817) 252-7835 or toll-free at (888) 807-4371.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The board of directors recommends a vote “FOR” the election of each of the nominees in Item 1 as a director and “FOR” Items 2 and 3 and “AGAINST” Item 4.
ITEM 1. Election of Directors

Nominees:	FOR	AGAINST	ABSTAIN
01 John H. Burgoyne	☐	☐	☐
	FOR	AGAINST	ABSTAIN
02 Michael R. Ferrari	☐	☐	☐
	FOR	AGAINST	ABSTAIN
03 Robert B. Holland, III	☐	☐	☐
	FOR	AGAINST	ABSTAIN
04 Karen W. Katz	☐	☐	☐

	FOR	AGAINST	ABSTAIN
05 Terry E. London	☐	☐	☐
	FOR	AGAINST	ABSTAIN
06 Alexander W. Smith	☐	☐	☐
	FOR	AGAINST	ABSTAIN
07 Cece Smith	☐	☐	☐
	FOR	AGAINST	ABSTAIN
08 Tom M. Thomas	☐	☐	☐

		FOR	AGAINST	ABSTAIN
ITEM 2.	Proposal to approve a restatement and amendment of the Pier 1 Imports, Inc. Stock Purchase Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 3.	Proposal to ratify the Audit Committee’s approval to engage Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2009.	☐	☐	☐

The board of directors recommends a vote “AGAINST” Item 4.

		FOR	AGAINST	ABSTAIN
ITEM 4.	Shareholder proposal – Pay-for-Superior-Performance	☐	☐	☐

NOTE:	In their discretion, the proxies are authorized to vote, as described in the proxy statement, upon such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	Signature	Date

     NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http:/ /www.proxyvoting.com/pir Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
     If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
You can view the Annual Report and Proxy Statement
on the Internet at http:// bnymellon.mobular.net/bnymellon/pir.

PIER 1 IMPORTS, INC.
100 Pier 1 Place, Fort Worth, Texas 76102
PROXY

   The board of directors solicits this proxy for use at the Annual Meeting of Shareholders, June 20, 2008.
     The shareholder whose signature appears on the reverse side of this proxy card hereby appoints TOM M. THOMAS, BRUCE A. CHEATHAM and MICHAEL A. CARTER, and each of them, proxies with full power of substitution, to represent and to vote as set forth on this proxy card all the shares of the common stock of Pier 1 Imports, Inc. held of record by the shareholder on April 21, 2008, at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on June 20, 2008 at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Room C, 100 Pier 1 Place, Fort Worth, Texas 76102, and any adjournment or postponement of the meeting.
     This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted “FOR” the election of each of the nominees in Item 1 as a director, “FOR” Item 2, “FOR” Item 3, and “AGAINST” Item 4, and in their discretion, the proxies are authorized to vote, as described in the proxy statement, upon such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.
     You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the board of directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or the Internet.
(Continued and to be signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

ADMISSION TICKET

Pier 1 Imports, Inc.
Annual Meeting of Shareholders
Friday, June 20, 2008 – 10:00 a.m. local time
Pier 1 Imports
Corporate Headquarters
Mezzanine Level, Conference Room C
100 Pier 1 Place
Fort Worth, Texas 76102
If you plan to attend the meeting in person, please bring this ADMISSION TICKET with you to the meeting. Directions to Pier 1 Imports’ corporate headquarters are located on the last page of the proxy statement.